EXECUTION
LIMITED CONSENT AND THIRD AMENDMENT
TO LOAN AND SECURITY AGREEMENT
This Limited Consent and Third Amendment to Loan and Security Agreement (this “Third Amendment”) is made this 2nd day of February, 2021, by and among HORIZON GLOBAL AMERICAS INC., a Delaware corporation (“Horizon Americas”), CEQUENT TOWING PRODUCTS OF CANADA LTD., a company formed under the laws of the Province of Ontario ("Cequent Canada"; together with Horizon Americas, each a "Borrower" and collectively the “Borrowers”), HORIZON GLOBAL CORPORATION, a Delaware corporation (“Parent”), HORIZON GLOBAL COMPANY LLC, a Delaware limited liability company (“Horizon Global”) CEQUENT ELECTRICAL PRODUCTS DE MÉXICO, S. de R.L. de C.V., a Mexican limited liability company (sociedad de responsabilidad limitada de capital variable) (“Cequent Electrical MX”), CEQUENT SALES COMPANY DE MÉXICO, S. de R.L. de C.V., a Mexican limited liability company (sociedad de responsabilidad limitada de capital variable) (“Cequent Sales MX”, and together with Parent, Horizon Global and Cequent Electrical MX, each a "Guarantor" and collectively the “Guarantors”; the Borrowers and Guarantors are referred to herein as, collectively, jointly and severally, the “Loan Parties” and each a “Loan Party”), the Lenders party hereto and ENCINA BUSINESS CREDIT, LLC, as agent for the Lenders (in such capacity, the "Agent").
BACKGROUND
A.The Loan Parties, Lenders and the Agent entered into that certain Loan and Security Agreement dated as of March 13, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) to reflect certain financing arrangements between the parties thereto. The Loan Agreement, as in effect immediately prior to the date hereof, and all other Loan Documents executed in connection therewith prior to the date hereof are collectively referred to as the “Existing Financing Agreements”.
B.The Loan Parties have informed the Agent that the Loan Parties desire to (i) refinance the existing First Lien Term Loan Agreement by entering into that certain Term Loan Agreement dated as of the date hereof with, among others, Atlantic Park Strategic Capital Fund, L.P. as agent in the form previously provided to the Agent and (ii) make certain prepayments on the Convertible Notes on or about the date hereof with the initial proceeds of such refinanced Term Loan, neither of which are permitted under the Loan Agreement (the “Requested Amendment Date Actions”), and, in connection therewith, subject to the terms and conditions of this Third Amendment, the Lenders and the Agent have agreed to consent to the Requested Amendment Date Actions and amend certain provisions of the Loan Agreement as set forth herein.
NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made a part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:
1.Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings attributed thereto in the Loan Agreement, as amended by this Third Amendment.
2.Limited Consent. Notwithstanding Sections 8.6 and 8.12 of the Loan Agreement, the Loan Parties have requested that the Agent and Lenders consent to the Requested Amendment Date Actions. Upon the terms and subject to the conditions set forth in this Third Amendment, the Agent and

Lenders hereby consent to the Requested Amendment Date Actions, which, for the avoidance of doubt, shall not include consent to any modifications, amendments, or other changes to, or actions under, the term loan agreement entered into after the date hereof, nor any other payments on the Convertible Notes, in each case, other than as permitted pursuant to the Loan Agreement as amended by this Third Amendment. The limited consent of the Requested Amendment Date Actions in this Section 2 shall be effective only in this specific instance and for the specific purpose for which it is given, and shall not entitle any Loan Party to any other or further consent in any similar or other circumstance.
3.Amendments to Loan Agreement. Subject to the satisfaction (or waiver) of the conditions precedent specified in Section 5 below, the Loan Agreement is hereby amended in its entirety to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the changed pages to the conformed Loan Agreement attached as Annex I hereto.
4.Representations and Warranties. Each Loan Party hereby:
(a)after giving effect to this Third Amendment, reaffirms all representations and warranties made to the Lenders and the Agent under the Loan Agreement and all of the other Existing Financing Agreements and represents and warrants that after giving effect to this Third Amendment and the transactions contemplated hereby all such representations and warranties are true and correct in all material respects (unless otherwise qualified by materiality or the occurrence of a Material Adverse Effect, in which case such representation and warranty is true and correct in all respects) on and as of the date hereof (or, to the extent any representations or warranties are expressly made solely as of an earlier date, such representations and warranties are true and correct as of such earlier date);
(b)as of the date hereof, reaffirms all covenants contained in the Loan Agreement (as amended hereby) and all of the other Existing Financing Agreements and covenants to comply with all such covenants until the Termination Date; and
(c)as of the date hereof, represents and warrants that:
(i)no Default or Event of Default has occurred and is continuing under the Loan Agreement or any of the other Existing Financing Agreements;
(ii)such Loan Party has all requisite power and authority to execute and deliver, and to perform all of its obligations under, this Third Amendment;
(iii)the execution, delivery and performance by such Loan Party of this Third Amendment have been duly and validly authorized and do not violate such Loan Party's Governing Documents or any law or any material agreement or instrument or any court order which is binding upon such Loan Party or its property, do not constitute grounds for acceleration of any Indebtedness or obligation under any material agreement or instrument which is binding upon such Loan Party or its property, and do not require the consent of any Person;
(iv)this Third Amendment has been duly executed and delivered by, and is enforceable against, each of the Loan Parties party hereto, in accordance with its terms,

except as enforceability may be limited by applicable bankruptcy, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles; and
(v)no Loan Party is required to obtain any government approval, consent, or authorization from, or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the execution, delivery or performance of this Third Amendment.
5.Conditions Precedent. This Third Amendment shall become effective on the date on which the following conditions have been fulfilled to the satisfaction of the Agent (the “Third Amendment Effective Date”):
(a)each of the following documents shall be duly executed by all parties thereto and delivered to the Agent, in form and substance satisfactory to the Agent, and each such document shall be in full force and effect:
(i)this Third Amendment;
(ii)the Intercreditor Agreement; and
(iii)the Term Loan Agreement.
(b)the Borrowers shall have paid to the Agent all fees due on the Third Amendment Effective Date and shall have paid or reimbursed Agent for all of Agent's costs, charges and expenses incurred through the Third Amendment Effective Date for which invoices have been presented to the Loan Parties prior to the date hereof payable to the extent required by Section 15.7 of the Loan Agreement (including, without limitation, reasonable and documented attorneys’ fees and expenses incurred in connection with the preparation, negotiation and execution of this Third Amendment and the documents provided for herein or related hereto);
(c)after giving effect to this Third Amendment, all representations and warranties contained in Section 4 above shall be true and correct in all respects; and
(d)the Loan Parties shall have delivered, or cause to be delivered, a duly executed payoff letter with respect to the existing First Lien Term Loan Agreement and evidence that such Indebtedness shall have been repaid in full in accordance therewith and all related Liens securing obligations under the existing First Lien Term Loan Agreement have been or concurrently with the date hereof are being released.
6.Post-Closing Obligations. Within ninety (90) days after the date hereof (or such longer period as Agent may agree at its sole option), the Loan Parties shall deliver, or cause to be delivered, to the Agent supplements to the Mexican Security Documents, which shall be in form and substance reasonably acceptable to the Agent in its reasonable discretion and a favorable written legal opinion of Jones Day México, S.C., as special counsel to the Loan Parties in Mexico, which legal opinion shall be addressed to the Agent and the Lenders, covering such matters under Mexican law and shall be in form and substance similar to the legal opinion previously delivered to the Agent on July 24, 2020 and otherwise satisfactory to the Agent and its legal counsel. Within thirty (30) days after the Loan Parties have opened the Term Loan DDTL Proceeds Account, they shall deliver, or cause to be delivered, to the Agent a deposit account control agreement in favor of the Agent and Term Loan Agent with respect to such account, which agreement shall be in form and substance reasonably acceptable to the Agent. The failure to satisfy any such requirement in this Section 6 on or before the date when due (or within such longer period as Agent may agree at its sole option) shall be an Event of Default, except as otherwise agreed to by Agent at its sole option.
7.Further Assurances. Each Loan Party hereby agrees to take all such actions and to execute and/or deliver to the Agent all such documents, assignments, financing statements and other documents, as the Agent may reasonably require from time to time, to effectuate and implement the purposes of this Third Amendment.
8.Reaffirmation of Loan Documents; No Novation. Each Loan Party, as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed any Obligations, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of such Obligations as amended hereby. Each Loan Party hereby consents to this Third Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Third Amendment shall not serve to effect a novation of any Indebtedness under the Loan Documents or any other Obligations.
9.No Modification. Except as expressly set forth herein, nothing contained in this Third Amendment shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any other Loan Document or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Agent reserves all rights, privileges and remedies under the Loan Documents. Except as amended or consented to hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as modified hereby.
10.Release of Claims. In consideration of the Agent’s agreements contained in this Third Amendment, each Loan Party hereby irrevocably releases and forever discharges the Agent and its affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations or proceedings, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Loan Party ever had or now has against the Agent or any other Released Person which relates, directly or indirectly, to any acts or omissions of the Agent or any other Released Person relating to the Loan Agreement or any other Loan Document on or prior to the date hereof.
11.Miscellaneous.
(a)Headings; Construction. Section and subsection headings are used in this Third Amendment only for convenience and do not affect the meanings of the provisions that they precede.
(b)Modifications. No modification hereof or of any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(c)Governing Law; Loan Document. THIS THIRD AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. FURTHER, THE LAW OF THE STATE OF NEW YORK SHALL APPLY TO ALL DISPUTES OR CONTROVERSIES ARISING OUT OF OR CONNECTED TO OR WITH THIS THIRD AMENDMENT WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. This Third Amendment is a Loan Document and is subject to and has the benefit of all the provisions in the Loan Agreement applicable to Loan Documents.
(d)Counterparts; Fax/Email Signatures. This Third Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement. This Third Amendment may be executed by signatures delivered by facsimile or electronic mail, each of which shall be fully binding on the signing party.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Third Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

HORIZON GLOBAL AMERICAS INC.,
as a Borrower

By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Vice President and Secretary
CEQUENT TOWING PRODUCTS OF CANADA LTD., as a Borrower
By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Vice President
HORIZON GLOBAL CORPORATION,
as a Guarantor
By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Vice President and Secretary
HORIZON GLOBAL COMPANY LLC,
as a Guarantor
By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Vice President and Secretary

CEQUENT ELECTRICAL PRODUCTS DE MÉXICO, S. DE R.L. DE C.V., as a Guarantor
By: /s/ Jay Goldbaum
Name:     Jay Goldbaum
Title:     Legal Representative
CEQUENT SALES COMPANY DE MÉXICO, S. DE R.L. DE C.V., as a Guarantor
By: /s/ Jay Goldbaum
Name:     Jay Goldbaum
Title:     Legal Representative
[Signature Page to Third Amendment to Loan and Security Agreement]

ENCINA BUSINESS CREDIT, LLC, as Agent
By: /s/ Jean R. Elie
Name:    Jean R. Elie
Title:    Authorized Signatory
ENCINA BUSINESS CREDIT SPV, LLC,
as a Lender

By: /s/ Jean R. Elie
Name:    Jean R. Elie
Title:    Authorized Signatory

[Signature Page to Third Amendment to Loan and Security Agreement]

Annex I
Conformed Loan Agreement
(changed pages only)
See attached.

Conformed through ~~Second~~Third Amendment

I.LOAN AND SECURITY AGREEMENT

Dated as of March 13, 2020 by and among
II.HORIZON GLOBAL AMERICAS INC. AND CEQUENT TOWING PRODUCTS OF CANADA, LTD.,
any other Borrower party hereto from time to time, as Borrowers,

III.HORIZON GLOBAL CORPORATION AND HORIZON GLOBAL COMPANY LLC
any other Guarantor party hereto from time to time, as Guarantors,

IV.any other Loan Party party hereto from time to time, as Loan Parties,

the Lenders from time to time party hereto, and
V.ENCINA BUSINESS CREDIT, LLC,
as Agent

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TABLE OF CONTENTS

Page
1.	DEFINITIONS		1
	1.1	Certain Defined Terms	1
	1.2	Accounting Terms and Determinations	~~30~~-29
	1.3	Other Definitional Provisions and References	~~31~~-30
	1.4	Interpretation (Québec)	~~31~~-30
	1.5	Interpretation (Mexico)	~~32~~-31

2.	LOANS		~~32~~-31
	2.1	Amount of Loans	~~32~~-31
Amount of Loans	2.2	Protective Advances; Overadvances	~~34~~-33
	2.3	Notice of Borrowing; Manner of Revolving Loan Borrowing	~~35~~-34
	2.4	Swingline Loans	~~36~~-35
	2.5	Repayments	~~37~~-36
	2.6	Prepayments / Voluntary Termination / Application of Prepayments	~~37~~-36
	2.7	Obligations Unconditional	~~38~~-37
	2.8	Reversal of Payments	~~39~~-38
	2.9	Notes	~~39~~-38
	2.10	Defaulting Lenders	~~39~~-38
	2.11	Appointment of Borrower Representative	~~40~~-39
	2.12	Joint and Several Liability	~~40~~-39
	2.13	Other Provisions Applicable to Letters of Credit	~~42~~-41
	2.14	Separate Letter of Credit Facility	~~43~~-42

3.	INTEREST AND FEES; LOAN ACCOUNT		~~43~~-42
	3.1	Interest	~~43~~-42
	3.2	Fees	~~43~~-42
	3.3	Computation of Interest and Fees	~~45~~-44
	3.4	Loan Account; Monthly Accountings	~~45~~-44
	3.5	Further Obligations; Maximum Lawful Rate	~~45~~-44
	3.6	Certain Provisions Regarding LIBOR Loans; Replacement of Lenders	~~46~~-45

4.	CONDITIONS PRECEDENT		~~47~~-46
	4.1	Conditions to Initial Loans/Letters of Credit	~~47~~-46
	4.2	Conditions to all Loans and/or Letters of Credit	~~47~~-46

5.	COLLATERAL		~~48~~-47
	5.1	Grant of Security Interest	~~48~~-47
	5.2	Possessory Collateral	~~49~~-48
	5.3	Further Assurances	~~49~~-48
	5.4	UCC Financing Statements	~~50~~-49

6.	CERTAIN PROVISIONS REGARDING ACCOUNTS, INVENTORY, COLLECTIONS AND APPLICATIONS OF PAYMENTS		~~50~~-49
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	6.1	Lock Boxes and Blocked Accounts	~~50~~-49
	6.2	Application of Payments	~~51~~-50
	6.3	Notification; Verification	~~51~~-50
	6.4	Power of Attorney	~~52~~-51
	6.5	Disputes	~~53~~-52
	6.6	Invoices	~~53~~-52
	6.7	Inventory	~~53~~-52

7.	REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE COVENANTS		~~54~~-53
	7.1	Existence and Authority	~~54~~-53
	7.2	Names; Trade Names and Styles	~~54~~-53
	7.3	Title to Collateral; Third Party Locations; Permitted Liens	~~54~~-53
	7.4	Accounts and Chattel Paper	~~55~~-54
	7.5	Electronic Chattel Paper	~~55~~-54
	7.6	Capitalization; Investment Property	~~55~~-54
	7.7	Commercial Tort Claims	~~57~~-56
	7.8	Jurisdiction of Organization; Location of Collateral	~~57~~-56
	7.9	Financial Statements and Reports; Solvency	~~57~~-56
	7.10	Tax Returns and Payments; Pension Contributions	~~57~~-56
	7.11	Compliance with Laws; Intellectual Property; Licenses	~~58~~-57
	7.12	Litigation	~~59~~-58
	7.13	Use of Proceeds	~~59~~-58
	7.14	Insurance	~~60~~-59
	7.15	Financial, Collateral and Other Reporting / Notices	~~61~~-60
	7.16	Reserved.	~~63~~-62
	7.17	Maintenance of Collateral, Etc	~~63~~-62
	7.18	Reserved	~~63~~-62
	7.19	No Default	~~63~~-62
	7.20	No Material Adverse Change	~~63~~-62
	7.21	Full Disclosure	~~63~~-62
	7.22	Sensitive Payments	~~63~~-62
	7.23	Subordinated Debt	~~63~~-62
	7.24	Access to Collateral, Books and Records	~~64~~-63
	7.25	Appraisals	~~64~~-63
	7.26	Lender Meetings	~~64~~-63
	7.27	Interrelated Businesses	~~65~~-64
	7.28	Parent	~~65~~-64
	7.29	Term Loan Debt	~~65~~-64
	7.30	Canadian Benefit Plans	~~65~~-64
	7.31	Canadian Pension Plans	~~66~~-65
	7.32	Post-Closing Matters	~~66~~-65
	7.33	Anti-Corruption Laws and Sanctions	~~66~~-65
	7.34	Maquila Services Agreement	~~66~~-65

8.	NEGATIVE COVENANTS		~~67~~-66
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	8.1	Fundamental Changes	~~67~~-66
	8.2	Asset Sales	~~67~~-66
	8.3	Investments and Loans	~~68~~-67
	8.4	Indebtedness; Certain Equity Interests	~~69~~-68
	8.5	Liens	~~70~~-69
	8.6	Restricted Payments	~~71~~-70
	8.7	Certain Sinking Fund Payments	~~72~~-71
	8.8	Business	~~72~~-71
	8.9	Transactions With Affiliates	~~72~~-71
	8.10	Modifications to Governing Documents	~~73~~-72
	8.11	Burdensome Restrictions	~~73~~-72
	8.12	Modifications to Term Loan Debt Documents	~~73~~-72
	8.13	Term Loan Debt Payments	~~73~~-72
	8.14	Hedging Agreements	~~73~~-72
	8.15	Maquila Services Agreement	~~74~~-73

9.	FINANCIAL COVENANTS		~~74~~-73
	9.1	[Reserved]	~~74~~-73
	9.2	Capital Expenditure Limitation	~~74~~-73

10.	LIMITATION OF LIABILITY AND INDEMNITY		~~74~~-73
	10.1	[Reserved]	~~74~~-73
	10.2	Limitation of Liability	~~74~~-73
	10.3	Indemnity	~~74~~-73

11.	EVENTS OF DEFAULT AND REMEDIES		~~75~~-74
	11.1	Events of Default	~~75~~-74
	11.2	Remedies with Respect to Lending Commitments/Acceleration, Etc	~~77~~-76
	11.3	Remedies with Respect to Collateral	~~77~~-76

12.	LOAN GUARANTY		~~83~~-82
	12.1	Guaranty	~~83~~-82
	12.2	Guaranty of Payment	~~83~~-82
	12.3	No Discharge or Diminishment of Loan Guaranty	~~83~~-82
	12.4	Defenses Waived	~~84~~-83
	12.5	Rights of Subrogation	~~85~~-84
	12.6	Reinstatement; Stay of Acceleration	~~85~~-84
	12.7	Information	~~85~~-84
	12.8	Termination	~~85~~-84
	12.9	Maximum Liability	~~85~~-84
	12.10	Contribution	~~86~~-85
	12.11	Liability Cumulative	~~86~~-85

13.	PAYMENTS FREE OF TAXES; OBLIGATION TO WITHHOLD; PAYMENTS ON ACCOUNT OF TAXES		~~86~~-85

14.	AGENT		~~89~~-88
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	14.1	Appointment	~~89~~-88
	14.2	Rights as a Lender	~~90~~-89
	14.3	Duties and Obligations	~~90~~-89
	14.4	Reliance	~~91~~-90
	14.5	Actions through Sub-Agents	~~91~~-90
	14.6	Resignation	~~91~~-90
	14.7	Non-Reliance	~~92~~-91
	14.8	Not Partners or Co-Venturers; Agent as Representative of the Secured Parties	~~93~~-92
	14.9	Credit Bidding	~~94~~-93
	14.10	Certain Collateral Matters	~~94~~-93
	14.11	Restriction on Actions by Lenders	~~94~~-93
	14.12	Expenses	~~95~~-94
	14.13	Notice of Default or Event of Default	~~95~~-94
	14.14	Liability of Agent	~~95~~-94
	14.15	Reserved	~~96~~-95

15.	GENERAL PROVISIONS		~~96~~-95
	15.1	Notices	~~96~~-95
	15.2	Severability	~~98~~-97
	15.3	Integration	~~98~~-97
	15.4	Waivers	~~98~~-97
	15.5	Amendments	~~98~~-97
	15.6	Time of Essence	~~99~~-98
	15.7	Expenses, Fee and Costs Reimbursement	~~99~~-98
	15.8	Benefit of Agreement; Assignability	~~100~~-99
	15.9	Assignments	~~100~~-99
	15.10	Participations	~~101~~-100
	15.11	Headings; Construction	~~102~~-101
	15.12	USA PATRIOT Act Notification; Other Anti-Money Laundering Legislation	~~102~~-101
	15.13	Counterparts; Fax/Email Signatures	~~102~~-101
	15.14	GOVERNING LAW	~~102~~-101
	15.15	CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL; CONSENT TO SERVICE OF PROCESS	~~103~~-102
	15.16	Publication	~~103~~-102
	15.17	Judgment Currency	~~103~~-102
	15.18	Confidentiality	~~104~~-103
	15.19	Intercreditor Agreement	~~104~~-103

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VI.Loan and Security Agreement

This Loan and Security Agreement (as it may be amended, restated, supplemented or otherwise modified from time to time, this "Agreement") is entered into on March 13, 2020, by and among HORIZON GLOBAL AMERICAS INC., a Delaware corporation (“Horizon Americas”), CEQUENT TOWING PRODUCTS OF CANADA, LTD., a company formed under the laws of the Province of Ontario ("Cequent Canada"; together with Horizon Americas, each a "Borrower" and together with any other Borrower party hereto from time to time, collectively the "Borrowers"), HORIZON GLOBAL CORPORATION, a Delaware corporation (“Parent”), HORIZON GLOBAL COMPANY LLC, a Delaware limited liability company (“Horizon Global”) CEQUENT ELECTRICAL PRODUCTS DE MÉXICO, S. DE R.L. DE C.V., a Mexican limited liability company (sociedad de responsabilidad limitada de capital variable) (“Cequent Electrical MX”), CEQUENT SALES COMPANY DE MÉXICO, S. DE R.L. DE C.V., a Mexican limited liability company (sociedad de responsabilidad limitada de capital variable) (“Cequent Sales MX”, and together with Parent, Horizon Global and Cequent Electrical MX, each a “Guarantor” and together with any other Guarantor party hereto from time to time, collectively the “Guarantors”) and together with any other Loan Party party hereto from time to time, as Loan Parties (as defined herein), the Lenders party hereto from time to time and ENCINA BUSINESS CREDIT, LLC, as agent for the Lenders (in such capacity, "Agent"). The Annexes, Exhibits and Schedules to this Agreement, as well as the Perfection Certificate attached to this Agreement, are an integral part of this Agreement and are incorporated herein by reference.

1.DEFINITIONS.

1.1        Certain Defined Terms.

Unless otherwise defined herein, the following terms are used herein as defined in the UCC from time to time: Accounts, Account Debtor, As-Extracted Collateral, Certificated Security, Chattel Paper, Commercial Tort Claims, Debtor, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Financing Statement, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivables, Instruments, Inventory, Letter-of-Credit Rights, Money, Payment Intangible, Proceeds, Secured Party, Securities Accounts, Security Agreement, Supporting Obligations and Tangible Chattel Paper; provided, however, that (a) as such terms relate to any Collateral of any Canadian Borrower, such terms shall refer to such Collateral as defined in the PPSA, to the extent applicable and (b) as such terms relate to any such Collateral encumbered by or to be encumbered by a Mexican Security Document, such terms shall have the meanings assigned to them in such Mexican Security Document, to the extent applicable.

As used in this Agreement, the following terms have the following meanings:

“ABL Priority Collateral” means as defined in the Intercreditor Agreement (it being understood and agreed that any time the Term Loan Debt is not in effect, the term “ABL Priority Collateral” shall mean all Collateral).

"ABLSoft" means the electronic and/or internet-based system approved by Agent for the purpose of making notices, requests, deliveries, communications and for the other purposes contemplated in this Agreement or otherwise approved by Agent, whether such system is owned, operated or hosted by Agent, any of its Affiliates or any other Person.

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10068325v~~1~~7

“ABN AMRO Factoring Agreement” means the Factoring Agreement, dated as of June 5, 2012, between Westfalia-Automotive GmbH and ABN AMRO Commercial Finance GmbH, as amended, restated, supplemented or otherwise modified from time to time.
"Accounts Advance Rate" means the percentage set forth in Section 1(b)(i) of Annex I.
"Advance Rates" means, collectively, the Accounts Advance Rate and the Inventory Advance Rate.
"Affiliate" means, with respect to any Person, any other Person in control of, controlled by, or under common control with the first Person, and any other Person who has a substantial interest, direct or indirect, in the first Person or any of its Affiliates, including, any officer or director of the first Person or any of its Affiliates (and if that Person is an individual, any member of the immediate family (including parents, siblings, spouse, children, stepchildren, nephews, nieces and grandchildren) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust); provided, that neither Agent, any Lender nor any of their respective Affiliates shall be deemed an "Affiliate" of any Borrower for any purposes of this Agreement. For the purpose of this definition, a "substantial interest" shall mean the direct or indirect legal or beneficial ownership of more than ten (10%) percent of any class of equity or similar interest.
"Agent" has the meaning set forth in the preamble to this Agreement, and includes any successor agent appointed in accordance with Section 14.6.
"Agent Fee Letter" means that certain fee letter agreement dated as of the Closing Date between Agent and Borrowers.
"Agent-Related Persons" means Agent, together with its Affiliates, officers, directors, employees, members, managers, attorneys, and agents.
"Agent Professionals" means attorneys, accountants, appraisers, auditors, business valuation experts, liquidation agents, collection agencies, auctioneers, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.
"Agreement" and "this Agreement" has the meaning set forth in the preamble to this Agreement.
"Anti-Corruption Laws" means laws, rules, and regulations of any jurisdiction applicable to any Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.
"Applicable Margin" has the meaning set forth in Section 3(a) of Annex I.
"Applicable Percentage" has the meaning set forth in Section 3.2(e)(i).
"Approved Electronic Communication" means each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by e-mail, facsimile, ABLSoft or any other equivalent electronic service, whether owned, operated or hosted by Agent, any of its Affiliates or any other Person, that any party is obligated to, or otherwise chooses to, provide to Agent pursuant to this Agreement or any other Loan Document, including any

1
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"Capitalized Lease" means any lease other than an operating lease which is or should be capitalized on the balance sheet of the lessee thereunder in accordance with GAAP. Notwithstanding anything to the contrary herein, only those leases (assuming for purposes hereof that such leases were in existence on December 31, 2018), which were considered capitalized leases or financing leases in conformity with GAAP on December 31, 2018, shall be considered capitalized leases or financing leases hereunder, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith (other than the financial statements delivered pursuant to this Agreement; provided that all such financial statements delivered to the Administrative Agent in accordance with the terms of this Agreement shall contain a schedule showing the adjustments necessary to reconcile such financial statements with GAAP as in effect on December 31, 2018, with respect to such leases).

“Cequent Canada” has the meaning set forth in the preamble to this Agreement.
“Cequent Electrical MX” has the meaning set forth in the preamble to this Agreement.
“Cequent Sales MX” has the meaning set forth in the preamble to this Agreement.
“Change in Control" means (a) the acquisition of beneficial ownership, directly or indirectly, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Commission thereunder), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Parent by any Person other than the Permitted Holders, (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, (c) the occurrence of any change in control (or similar event, however denominated) with respect to the Parent under (i) any indenture or other agreement in respect of Material Debt to which the Parent or any Subsidiary is a party or (ii) any instrument governing any preferred stock of the Parent or any Subsidiary having a liquidation value or redemption value in excess of $5,000,000, or (d) Parent ceases to directly or indirectly own and control 100% of each class of the outstanding Equity Interests of the other Loan Parties (other than any director’s qualifying shares).

"Civil Code" means the Civil Code of Québec, or any successor statute, as amended from time to time, and includes all regulations thereunder.
"Closing Date" means March 13, 2020.

"Code" means the Internal Revenue Code of 1986, as amended.

"Collateral" means all property and interests in property in or upon which a security interest, mortgage, pledge or other Lien is granted pursuant to this Agreement or the other Loan Documents, including all of the property of each Loan Party described in Section 5.1.

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"Collections" has the meaning set forth in Section 6.1.

"Commitment" means the Revolving Loan Commitment.

"Commitment Schedule" means the Commitment Schedule attached hereto as Annex
III.
"Compliance Certificate" means a compliance certificate substantially in the form of
Exhibit F hereto to be signed by an Authorized Officer of Parent.

"Confidential Information" means confidential information that any Loan Party furnishes to the Agent pursuant to any Loan Document concerning any Loan Party's business, but does not include any such information once such information has become, or if such information is, generally available to the public or available to the Agent (or other applicable Person) from a source other than the Loan Parties which is not, to the Agent's knowledge, bound by any confidentiality agreement in respect thereof, it being understood that unless any information is marked “Public” or “Not Confidential,” all information is Confidential Information.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

"Control Agent" means, at the time of determination, whichever of the Term Loan ~~Agents~~Agent or the Agent which has the right under the Intercreditor Agreement to take remedial action with respect to the Collateral at issue.

"Convertible Notes" means the 2.75% Convertible Senior Notes of Parent due 2022 issued pursuant to the Convertible Notes Indenture.

"Convertible Notes Indenture" means the First Supplemental Indenture between Parent and Wells Fargo Bank, National Association, dated as of February 1, 2017, as in effect on the Closing Date.
"Credit Bid" has the meaning set forth in Section 14.9.
"Deed of Movable Hypothec" means a deed of hypothec charging the movable (personal) property of a Loan Party pursuant to the Civil Code, in the event that any of the Loan Parties own movable (personal) property in Quebec.

"Default" means any event or circumstance which with notice or passage of time, or both, would constitute an Event of Default.

"Default Rate" has the meaning set forth in Section 3.1.
"Defaulting Lender" means any Lender that (a) has failed, within one Business Day of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to Agent or any other Lender any other amount required to be paid by it hereunder, (b) has notified Borrower Representative or Agent in writing, or it or its parent has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement or generally under other agreements in which it or its parent commits to extend credit, (c) has failed, within two

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Business Days after request by Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided

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"E-Signature" means the process of attaching to or logically associating with an Approved Electronic Communication an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Approved Electronic Communication) with the intent to sign, authenticate or accept such Approved Electronic Communication.
"Early Termination Fee" has the meaning set forth in Section 3.2(e).
"EBITDA" means, for the applicable period, for the Parent and its Subsidiaries, solely to the extent included in the “North American” and “Corporate” portions of Parent’s consolidated financial statements (“EBITDA Parties”) on a consolidated basis, the sum of (a) Net Income, plus (b) Interest Expense deducted in the calculation of such Net Income, plus (c) taxes on income, whether paid, payable or accrued, deducted in the calculation of such Net Income, plus (d) depreciation expense deducted in the calculation of such Net Income, plus (e) amortization expense deducted in the calculation of such Net Income, plus (f) any other non-cash charges that have been deducted in the calculation of such Net Income, plus (g) any cash transfers by any Subsidiary of Parent that is not a Loan Party to any Loan Party plus (h) ~~any extraordinary charges for such period~~[reserved], plus (i) interest-equivalent costs associated with any Specified Vendor Receivables Financing for such period, whether accounted for as interest expense or loss on the sale of receivables, plus (j) all losses during such period that relate to the retirement of Indebtedness, plus (k) fees, costs and expenses in connection with the transactions contemplated by this Agreement and any other financing transaction consummated during such period, plus (l) fees and expenses in connection with the issuance or offering of Equity Interests or any Indebtedness (in each case, whether or not consummated); provided that the aggregate amount added to EBITDA pursuant to this clause (l), together with clauses (m), (o) and (q) shall not exceed $8,000,000 for all periods, plus (m) costs and expenses of professional fees of the Borrowers or of any Agent or Lender to the extent the Borrowers are required to reimburse such Agent or Lender therefor); provided that the aggregate amount added to EBITDA pursuant to this clause (m), together with clauses (l), (o) and (q) shall not exceed $8,000,000 for all periods, plus (n) unusual or nonrecurring expenses or costs, including restructuring, moving and severance expense, provided that the aggregate amount added to EBITDA pursuant to this clause (n) shall not exceed $10,000,000 in any four Fiscal Quarter period, plus (o) fees, costs and expenses incurred in connection with any proposed asset sale (whether or not consummated); ~~and~~provided that the aggregate amount added to EBITDA pursuant to this clause (o), together with clauses (l), (m) and (q) shall not exceed $8,000,000 for all periods, plus (p) non-cash losses on asset sales; and plus (q) any fees, costs and expenses in connection with the maintenance and/or forgiveness of the PPP Loan, provided that the aggregate amount added to EBITDA pursuant to this clause (q), together with clauses (l), (m) and (o) shall not exceed $8,000,000 for all periods. For purposes of calculating EBITDA, pro forma effect shall be given to any Significant Transaction. Any such pro forma calculations may include operating and other expense reductions and other adjustments for such period resulting from any sale, transfer, lease or other disposition of assets that is being given pro forma effect to the extent that such operating and other expense reductions and other adjustments would be permitted pursuant to Article XI of Regulation S-X under the Securities Act of 1933 (“Regulation S-X”) minus (h) any other non-cash gains that have been added in the calculation of such Net Income.
"Eligible Account" means, at any time of determination and subject to the criteria below, an Account of a Borrower, which was generated and billed by a Borrower in the Ordinary Course of Business, and which Agent, in its Permitted Discretion, shall not deem not to be an Eligible Account. The net amount of an Eligible Account at any time shall be the face amount of such Eligible Account as originally billed minus all customer deposits, unapplied cash collections and other Proceeds of such Account received from or on behalf of the Account Debtor thereunder as of

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"ERISA" means the Employee Retirement Income Security Act of 1974 and all rules, regulations and orders promulgated thereunder.
"ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with a Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code and Section 302 of ERISA).

"ERISA Event" means: (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent within the meaning of Title IV of ERISA or is in endangered or critical status within the meaning of Section 305 of ERISA or the failure by any Loan Party or any ERISA Affiliate to make any required contribution to a Multiemployer Plan; (d) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate.

"Event of Default" has the meaning set forth in Section 11.1.
"Excess Availability" means the amount, calculated at any date, equal to the (a) the lesser of (i) the Maximum Revolving Facility Amount minus Reserves and (ii) the Borrowing Base, minus (b) the sum of (i) the outstanding balance of all Revolving Loans and the Letter of Credit Balance plus (ii) fees and expenses payable pursuant to Section 3.2(c) which are due and unpaid.

"Excluded Property" has the meaning set forth in Section 5.1.
"Excluded Taxes" means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of Agent or any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by any Borrower) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 13, amounts with respect to such Taxes were payable to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Recipient’s failure to comply with Section 13(e), (d) any Taxes imposed pursuant to FATCA, or
(e) any Canadian withholding Taxes resulting from (i) a Lender not dealing at arm’s length within the

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meaning of the ITA with a Loan Party or (ii) a Lender being, or not dealing at arm’s length with, a “Specified Shareholder” within the meaning of Section 18(5) of the ITA of a Loan Party.

"Existing Credit Agreement" means the Amended and Restated Loan Agreement, dated as of December 22, 2015, by and among the Obligors (as defined therein), the several banks and other financial institutions or entities party thereto, Bank of America, N.A., as Administrative Agent, and the other parties thereto, as amended, restated, supplemented, otherwise modified from time to time.

"FATCA" means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Fee Letter” means that certain fee letter, dated the Closing Date, among the Borrowers and the Agent, as amended, restated, supplemented or otherwise modified from time to time.

"FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“~~First Lien Term Loan Agent” means JPMorgan Chase Bank, N.A. in its capacity as agent for the lenders under the First Lien Term Loan Agreement, and its successors and assigns including under any replacement or refinancing with respect thereto.~~

~~“First Lien Term Loan Agreement” means that certain Term Loan Credit Agreement dated as of June 30, 2015 among First Lien Term Loan Agent, the First Lien Term Loan Lenders, the~~ Parent, ~~and the other parties thereto, as amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time pursuant to the terms therein and as permitted by this Agreement and the Intercreditor Agreement.~~

~~“First Lien Term Loan Debt” means the Indebtedness and “Obligations ” (as defined under the First Lien Term Loan Agreement) evidenced by the First Lien Term Loan Documents.~~
~~“First Lien Term Loan Documents” means collectively (a) the First Lien Term Loan Agreement and (b) all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, the First Lien Term Loan Agent or the First Lien Term Loan Lenders in connection therewith.~~

~~“First Lien Term Loan Lenders” means the lenders party to the First Lien Term Loan Agreement.~~
~~“First Lien Term Loan Security Documents” means, collectively, the Guarantee and Collateral Agreement (as defined in the First Lien Term Loan Agreement), the Mortgages (as defined in the First Lien Term Loan Agreement) and all other security documents delivered to the First Lien Term Loan Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Obligor under the First Lien Term Loan Agreement or the Guarantee and~~ Collateral Agreement ~~(as defined in the First Lien Term Loan Agreement), as such documents may be~~

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~~amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time in accordance with terms therein and this Agreement and the Intercreditor Agreement.~~

"Fiscal Year" means the fiscal year of Borrowers which ends on December 31 of each year.
"Fixed Charge Coverage Ratio" means, for the period in question, the ratio of (a)
EBITDA minus unfinanced Capital Expenditures of the Financial Covenant Parties on a consolidated basis for such period, to (b) Fixed Charges for such period.

"Fixed Charges" means, for the period in question, on a consolidated basis, the sum of
(a) all principal payments scheduled to be made during or with respect to such period in cash in respect of Indebtedness of the Financial Covenant Parties, plus (b) all Interest Expense of the Financial Covenant Parties for such period paid in cash attributable to such period, plus (c) all taxes of the Financial Covenant Parties paid in cash for such period and plus (d) all cash distributions (including Permitted Tax Distributions, if applicable), dividends, redemptions and other cash payments made with respect to equity securities or subordinated debt issued by the Financial Covenant Parties, minus (e) all cash investments made in cash by any Loan Party to any Subsidiary of Parent that is not a Loan Party to the extent permitted under clauses (b) and (c) of the definition of Permitted Investment.

"Foreign Subsidiary" means any Subsidiary that is not a Loan Party organized or incorporated under the laws of a jurisdiction of the United States, any State thereof, or the District of Columbia or Canada.
"FRB" means the Board of Governors of the Federal Reserve System or any successor thereto.
"Funding Account" has the meaning set forth in Section 2.3(b).
"GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession) which are applicable to the circumstances as of the date of determination, in each case consistently applied.
"Governing Documents" means, with respect to any Person, the certificate of incorporation, articles of incorporation, certificate of formation, certificate of limited partnership, by-laws, operating agreement, limited liability company agreement, limited partnership agreement or other similar governance document of such Person.

"Governmental Authority" means the government of the United States of America, Canada, Mexico or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and having jurisdiction over this account.

“Guarantor” and “Guarantors” has the meaning set forth in the preamble to this
Agreement.

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"Guaranty" or "Guaranteed", as applied to any Indebtedness, liability or other obligation, means (a) a guaranty, directly or indirectly, in any manner, including by way of endorsement (other than endorsements of negotiable instruments for collection in the Ordinary Course of Business), of any part or all of such Indebtedness, liability or obligation and (b) an agreement, contingent or otherwise, and whether or not constituting a guaranty, assuring, or intended to assure, the payment or performance (or payment of damages in the event of non-performance) of any part or all of such Indebtedness, liability or obligation by any means (including the purchase of securities or obligations, the purchase or sale of property or services or the supplying of funds).
“Guarantor Payment” has the meaning set forth in Section 2.12(f)(i).
“Hedging Agreement” any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.
“Horizon Americas” has the meaning set forth in the preamble to this Agreement. “Horizon Global” has the meaning set forth in the preamble to this Agreement. "Indebtedness" means of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business and not more than ninety (90) days past due), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all ~~Capital~~Capitalized Lease obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) solely for purposes of Section 8.04 hereof, any and all payment obligations of such Person under or Guarantee by such Person with respect to any Hedging Agreement. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding anything to the contrary in this paragraph, the term “Indebtedness” shall not include (a) agreements providing for indemnification, purchase price adjustments or similar obligations incurred or assumed in connection with the acquisition or disposition of assets or capital stock and (b) trade payables and accrued expenses in each case arising in the ordinary course of business.
"Indemnified Taxes" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

"Intellectual Property" means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, Canadian, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent

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licenses, trademarks and trademark licenses and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
"Interest Expense" means, for the applicable period, for the Loan Parties on a consolidated basis, total interest expense (including interest attributable to Capitalized Leases in accordance with GAAP) and fees with respect to outstanding Indebtedness.

"In-Transit Sublimit" means the amount set forth in Section 1(d)(iii) of Annex I.
"Inventory Advance Rate" means the percentage(s) set forth in Section 1(b)(ii) of
Annex I.
"Inventory Sublimit" means the amount set forth in Section 1(d)(i) of Annex I.
“Investment Grade Account Debtor” means, as of any date of determination, any
Account Debtor whose securities are rated BBB- or better by S&P or Baa3 or better by Moody’s, in each case, as of such date of determination

"Investment Property" means the collective reference to (a) all "investment property" as such term is defined in Section 9-102 of the UCC or, in the case of the Canadian Borrowers, the PPSA, as applicable), (b) all "financial assets" as such term is defined in Section 8-102(a)(9) of the UCC (or, in the case of the Canadian Borrowers, the PPSA, as applicable) and (c) whether or not constituting "investment property" as so defined, all Pledged Equity.

"Issuers" means the collective reference to each issuer of Investment Property.
“ITA” means the Income Tax Act (Canada), as amended.
“Intercreditor Agreement” means the ~~Amended and Restated~~ Intercreditor Agreement, dated as of ~~the Closing Date,~~February 2, 2021, between the Term Loan ~~Agents~~Agent and Agent, acknowledged by the Loan Parties and relating to the Term Loan Debt, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.
"Lender" means each Person listed on the Commitment Schedule and any other Person that shall have become a Lender hereunder pursuant to an Assignment and Assumption, other than any such Person that ceases to be a Lender hereunder pursuant to an Assignment and Assumption. Unless the context expressly provides otherwise, "Lender" shall include the Swingline Lender.

"Letter of Credit" has the meaning set forth in Section 2.1(a).

"Letter of Credit Balance" means the sum of (a) the aggregate undrawn face amount of all outstanding Letters of Credit and (b) all interest, fees and costs due in connection therewith.

"Letter of Credit Limit" means the amount set forth in Section 1(c) of Annex I.

"LIBOR Loan" means any Loan which bears interest at a rate determined by reference to the LIBOR Rate.

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Electrical MX, as amended, restated, supplemented or otherwise modified from time to time pursuant to the terms therein and as permitted by this Agreement.
"Material Adverse Effect" a material adverse effect on (a) the business, operations, properties, assets, financial condition, liabilities (actual or contingent), or material agreements of the Loan Parties, taken as a whole, (b) the ability of any Loan Party in any material respect to perform any of its obligations under any Loan Document ~~or~~, (c) the rights of or benefits available to Agent or Lenders under any Loan Document or the validity or priority of Agent’s Liens on any Collateral, or (d) the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document.
"Maturity Date" means the earliest of (i) Scheduled Maturity Date, (ii) the Termination Date, (iii) 90 days prior to the maturity of any portion of the Term Loan Debt as may be in effect from time to time) or (iv) such earlier date as the Obligations may be accelerated in accordance with the terms of this Agreement (including pursuant to Section 11.2).

“Material Debt” means (a) the Term Loan Debt and (b) any other Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Parent and its Subsidiaries in an aggregate principal amount exceeding
$5,000,000. For purposes of determining Material Debt, the “principal amount” of the obligations of the Parent or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Parent or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

"Maximum Lawful Rate" has the meaning set forth in Section 3.5.

"Maximum Liability" has the meaning set forth in Section 12.9.

"Maximum Revolving Facility Amount" means the amount set forth in Section 1(a)
of Annex I.
"Mexican Asset Pledges" means, collectively, (i) two non-possessory pledge agreements (contratos de prenda sin transmisión de posesión) satisfactory to the Agent, pursuant to which the Mexican Guarantors have pledged and granted a first priority Lien in favor of the Agent over all or substantially all of the present and future pledged assets (Bienes Pignorados, as defined therein), including, without limitation, Inventory, Equipment, intellectual property, bank accounts, among others; and (ii) one non-possessory pledge agreement (contrato de prenda sin transmisión de posesión) satisfactory to the Agent, pursuant to which Horizon Americas has pledged and granted a first priority Lien in favor of the Agent over all of Horizon Americas’ Inventory located in Mexico and any other pledged assets (Bienes Pignorados, as defined therein), in each case as amended, restated, supplemented or otherwise modified from time to time.

“Mexican Guarantors” means, collectively, Cequent Electrical MX and Cequent
Sales MX.
"Mexican Inventory Sublimit" means the amount set forth in Section 1(d)(ii) of Annex I.

"Mexican Security Documents" means the Mexican Asset Pledges and all other documents, instruments and agreements governed by the laws of Mexico now or hereafter securing

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Person so acquired is engaged in, as the case may be, a business of the type conducted by the Parent and its Subsidiaries on the date of execution of this Agreement or in a business reasonably related thereto and (c) immediately after giving effect thereto, (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) all transactions related thereto are consummated in all material respects in accordance with applicable laws and (iii) the Borrower Representative shall have delivered to the Agent all relevant financial information for the Person or assets to be acquired in form and substance satisfactory to the Agent; provided, that, notwithstanding anything to the contrary contained herein, in no event shall any acquisition, whether by purchase, merger, consolidation or otherwise, by any Mexican Guarantor of all or substantially all of the assets of, or all of the Equity Interests in, a Person or a division, line of business or other business unit of a Person be considered a “Permitted Acquisition” hereunder.
"Permitted Discretion" means a determination made by Agent in good faith and in the exercise of reasonable (from the perspective of an asset-based secured lender) business judgment.
"Permitted Holders" means Corre Opportunities Qualified Master Funds, LP and its controlled investment affiliates.
"Permitted Indebtedness" means:
(a)the Obligations;

(b)the Indebtedness existing on the date hereof described in Schedules 16(a) and (b) of the Perfection Certificate; in each case along with any Permitted Refinancing thereof;

(c)Capitalized Leases and purchase-money Indebtedness secured by Permitted Liens in an aggregate amount not exceeding $2,000,000 at any time outstanding;

(d)Indebtedness incurred as a result of endorsing negotiable instruments received in the
Ordinary Course of Business;
(e)~~First Lien Term Loan Debt, Second Lien~~ Term Loan Debt and any Permitted
Refinancing Indebtedness in respect of any of the foregoing, in all cases, subject to the terms of the Intercreditor Agreement;
(f)any Specified Vendor Receivables Financings in existence on the Closing Date and set forth on the Perfection Certificate and any Permitted Refinancing Indebtedness with respect thereto;

(g)the Subordinated Debt owing by any Loan Party at any time outstanding and then solely to the extent the Subordinated Debt is subject to, and permitted by, the Subordinated Debt Subordination Agreement;

(h)unsecured Indebtedness of a Borrower to any Subsidiary so long as such
Indebtedness is subordinated to the Obligations on terms and conditions reasonably satisfactory to the Agent;
(i)Guarantees by a Borrower of Indebtedness of a Subsidiary, provided that such guarantee is permitted by Section 8.3; ~~and~~
(j)Indebtedness between any Loan Party and any of the Mexican Guarantors permitted under the Maquila Services Agreement~~.~~ ; and

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(k)Guarantees by a Loan Party of the ABN AMRO Factoring Agreement in an
aggregate amount not exceed $15,000,000.

"Permitted Investments" means:
(a)investments outstanding on the Closing Date described in Schedule P-1 hereto;

(b)cash investments by any Loan Party in any other Loan Party or any Subsidiary of a
Loan Party on account of Equity Interests;

(c)cash loans or advances made by any Loan Party to any Subsidiary and made by any
Subsidiary to a Loan Party or any other Subsidiary, provided that (i) any such Equity Interests held by a Loan Party shall be pledged to the Agent as and to the extent required by the Term Loan Agreement and (ii) no Loan Parties shall make investments in or loans or advances to Subsidiaries that are not Loan Parties in an amount at any time outstanding in excess of $5,000,000;

(d)Guaranties constituting Indebtedness permitted by Section 8.4;

(e)leases of real or personal property in the Ordinary Course of Business and in accordance with the terms and conditions of this Agreement;

(f)investments constituting deposits described in Permitted Liens;
(g)direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
(h)investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
(i)investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;
(j)fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (g) above and entered into with a financial institution satisfying the criteria described in clause (i) above;
(k)securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than six months from the date of acquisition thereof and, at the time of acquisition, having the highest credit rating obtainable from S&P or from Moody’s;

(l)securities issued by any foreign government or any political subdivision of any foreign government or any public instrumentality thereof having maturities of not more than six months from the date of acquisition thereof and, at the time of acquisition, having the highest credit rating obtainable from S&P or from Moody’s;

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(m)investments of the same quality as those identified on Schedule P-1 as “Qualified Foreign Investments” made in the Ordinary Course of Business;
(n)cash; and
(o)investments in funds that invest solely in one or more types of securities described in clauses (g), (k) and (l) above;

    provided, however, that notwithstanding anything to the contrary set forth herein in no event shall Borrower or any Subsidiary make an Investment of Intellectual Property that could reasonably be deemed to be material to the business of the Borrower and its Subsidiaries to any Subsidiary that has not guaranteed the Obligations and otherwise satisfied the obligations of a Loan Party under Section 53 of this Agreement.

Notwithstanding anything to the contrary contained herein, no investment between any Loan Party and any of the Mexican Guarantors shall be considered a “Permitted Investment” unless such investment is expressly permitted under the Maquila Services Agreement.

"Permitted Liens" means
(a)Liens securing ~~Capital~~Capitalized Leases and purchase-money security interests, in each case, on specific items of Equipment securing Permitted Indebtedness described under clause (c) of the definition of Permitted Indebtedness;

(b)liens for taxes, fees, assessments, or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the enforcement of such lien) for which adequate reserves in accordance with GAAP are being maintained provided the same have no priority over any of Agent's security interests;

(c)liens of materialmen, mechanics, carriers, or other similar liens arising in the
Ordinary Course of Business and securing obligations which are not delinquent or are being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the enforcement of such lien) for which adequate reserves in accordance with GAAP are being maintained;

(d)liens which constitute banker's liens, rights of set-off, or similar rights as to deposit accounts or other funds maintained with a bank or other financial institution (but only to the extent such banker's liens, rights of set-off or other rights are in respect of customary service charges relative to such deposit accounts and other funds, and not in respect of any loans or other extensions of credit by such bank or other financial institution to any Loan Party);

(e)cash deposits or pledges of an aggregate amount not to exceed $5,000,000 to secure the payment of worker's compensation, unemployment insurance, or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds, bid or performance bonds, or other obligations of a like nature incurred in the Ordinary Course of Business;

(f)easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Loan Parties;

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(g)ground leases in respect of real property on which facilities owned or leased by any
Loan Party are located;

(h)Liens in favor ~~or~~of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(i)leases or subleases granted to other Persons and not interfering in any material respect with the business of the Loan Parties, taken as a whole;
(j)judgment Liens in respect of judgments that do not constitute an Event of Default;

(k)Liens in favor of a landlord on leasehold improvements in leased premises;

(l)Liens securing any portion of the Term Loan Debt as permitted by, and subject to, the Intercreditor Agreement; and
(m)Liens on any property or asset of the Loan Parties existing on the date hereof and set forth on Schedule P-2 hereto, provided that (i) such Lien shall not apply to any other property or asset of the Loan Parties and (ii) such Lien shall secure only those obligations which it secures on the date hereof and any Permitted Refinancing Indebtedness thereof.

“Permitted Refinancing Indebtedness” means any Indebtedness of a Loan Party issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Loan Party; provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonable expenses incurred in connection therewith), (b) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, and an average life to maturity greater than the average life to maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is contractually subordinated in right of payment to the Obligations, such Permitted Refinancing Indebtedness is contractually subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (d) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is pari passu in right of payment with the Obligations or any guarantee therefor, such Permitted Refinancing Indebtedness is pari passu in right of payment with, or subordinated in right of payment to, the Obligations or such guarantee, and, in any event, such Permitted Refinancing Indebtedness shall not have a higher priority with respect to payments or collateral than the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (e) the terms and conditions of such Permitted Refinancing Indebtedness shall be no more materially restrictive, when taken as a whole, than the terms and conditions of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (and, to the extent the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded permits the payment of any interest thereon “in kind”, the Permitted Refinancing Indebtedness thereof shall likewise permit the payment of interest “in kind”), (f) such Permitted Refinancing Indebtedness is not incurred or guaranteed by any Person who is not an obligor under the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and is not secured by any property that does not secure the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and, if secured, shall not be secured at a higher priority than the Indebtedness being extended, refinanced, renewed, replaced,

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"Protective Advances" has the meaning set forth in Section 2.2(a).
~~“Qualified Parent Preferred Stock” any preferred Equity Interests of Parent (i) that does not provide for any cash dividend payments or other cash distributions in respect thereof prior to the Maturity Date in effect as of the date of issuance of such Equity Interests and (ii) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event does not (x) mature or become mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (y) become convertible or exchangeable at the option of the holder thereof for Indebtedness or preferred stock that is not Qualified Parent Preferred Stock or (z) become redeemable at the option of the holder thereof (other than as a result of a change of control event), in whole or in part, in each case on or prior to the date that is 365 days after the Maturity Date in effect at the time of the issuance thereof; provided that the terms of such preferred stock or preferred equity interests shall provided that upon a default thereof, the remedies of the holders thereof shall be limited to the right to additional representation on the board of directors of Parent. Qualified Parent Preferred Stock shall include the preferred Equity Interests of Parent issued to the Second Lien Term Loan Lenders pursuant to the Second Lien Term Loan Agreement and the other Second Lien Term Loan Documents.~~
"Recipient" means any Agent, any Lender, any Participant, or any other recipient of any payment to be made by or on account of any Obligation of any Loan Party under this Agreement or any other Loan Document, as applicable.
"Register" has the meaning set forth in Section 15.9(c).
"Released Parties" has the meaning set forth in Section 10.1.

“Relevant Percentage” has the meaning set forth in Section 12.10.
"Replacement Lender" has the meaning set forth in Section 3(c).
“Rent and Charges Reserve” means the aggregate of (a) all past due rent and other amounts owing by a. Borrower to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any ABL Priority Collateral or could assert a Lien on any ABL Priority Collateral; and (b) a reserve at least equal to two months’ rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.

"Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Required Conditions” means, on any applicable date of determination with respect to any proposed transaction(s) as to which satisfaction of such Required Conditions is a requirement under this Agreement: (i) no Event of Default shall exist or shall have occurred and be continuing on such date, or would occur after giving effect to or as a result of such proposed transaction(s), and (ii) each of the following shall be satisfied: (A) Borrowers’ Excess Availability for the 30 days preceding such transaction or payment and on the proposed date of such proposed transaction or payment shall be greater than ten percent (10%) of the Maximum Revolving Facility Amount as in effect on the proposed date of such proposed transactions, and (B) the Fixed Charge Coverage Ratio of the Borrowers (as evidenced by a pro forma Compliance Certificate delivered to Agent) is greater than or equal to 1.10 to 1.00 for the trailing twelve month fiscal measurement period ended as of the last day of the most recently completed fiscal quarter for which financial statements have been delivered to Agent as required by Section 7.15(b)(ii) both (x) on an actual basis and (y) on a pro-forma basis for

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Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

"Sanctions" means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the Government of Canada, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

"Scheduled Maturity Date" means the date set forth in Section 6 of Annex I.

~~“Second Lien Term Loan Agent” means Cortland Capital Market Services LLC, in~~ its ~~capacity as agent for the lenders under the Second Lien Term Loan Agreement, and its successors and assigns including under any replacement or refinancing with respect thereto.~~
~~“Second Lien Term Loan Agreement” means that certain Second Lien Term Loan Credit Agreement, dated as of March 15, 2019, among Second Lien Term Loan Agent, the Second Lien Term Loan Lenders, the Parent, and the other parties thereto, as such document or the credit facility thereunder may be amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time in accordance with the requirements therein and in this Agreement and of the Intercreditor Agreement.~~
~~“Second Lien Term Loan Debt” means the Indebtedness and “Obligations” (as  defined under the Second Lien Term Loan Agreement) evidenced by the Second Lien Term Loan Documents.~~
~~“Second Lien Term Loan Documents” means, collectively, (a) the Second Lien Term Loan Agreement and (b) all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, the Second Lien Term Loan Agent or the Second Lien Term Loan  Lenders in connection therewith.~~
~~“Second Lien Term Loan Lenders” means the lenders party to the Second Lien Term Loan Agreement.~~
~~“Second Lien Term Loan Security Documents” means, collectively, the Guarantee and Collateral Agreement (as defined in the Second Lien Term Loan Agreement), the Mortgages (as defined in the Second Lien Term Loan Agreement) and all other security documents delivered to the Second Lien Term Loan Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under the Second Lien Term Loan Agreement or the Guarantee and Collateral Agreement (as defined in the Second Lien Term Loan Agreement), as such documents may be amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time in accordance with the requirements therein and in this Agreement and the Intercreditor Agreement.~~

"Securities Act" means the Securities of Act of 1933, as amended.

"Settlement" has the meaning set forth in Section 2.4(c).

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"Settlement Date" has the meaning set forth in Section 2.4(c).
“Specified Account Debtors” means Advance Auto Parts, Affinia, AutoZone, Inc., AutoZone (MX), Carquest, Lowes Companies, Ozark Purchasing LLC, Pep Boys and Wal-Mart (and each of their respective Affiliates).

“Specified Vendor Receivables Financing” the sale by the Parent and certain Subsidiaries of accounts receivable to one or more financial institutions pursuant to third-party financing agreements in transactions constituting “true sales” pursuant to agreements listed in the Perfection Certificate on the Closing Date.

"Stated Rate" has the meaning set forth in Section 3.5.
"Subordinated Debt" means Indebtedness incurred by a Loan Party that is expressly subordinate and junior in right of payment to the payment in full of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) satisfactory to Agent.

"Subordinated Debt Documents" means any notes, loan agreements or other documents governing Subordinated Debt.
"Subordinated Debt Subordination Agreement" means any subordination agreement entered into by a holder of Subordinated Debt in favor of Agent and Lenders.
"Subsidiary" means any corporation or other entity of which a Person owns, directly or indirectly, through one or more intermediaries, more than 50% of the capital stock or other Equity Interest at the time of determination. Unless the context indicates otherwise, references to a Subsidiary shall be deemed to refer to a Subsidiary of Borrower.

"Swingline Lender" means Encina Business Credit SPV, LLC, in its capacity as lender of Swingline Loans hereunder.

"Swingline Loans" has the meaning set forth in Section 2.4(a).
"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

"Termination Date" means the date on which all of the Obligations have been paid in full in cash and all of Agent and Lenders' lending commitments under this Agreement and under each of the other Loan Documents have been terminated.

“Term Loan ~~Agents” means the First Lien Term Loan Agent and the Second Lien Term Loan Agent.~~Agent” means Atlantic Park Strategic Capital Fund, L.P., in its capacity as agent for the lenders under the Term Loan Agreement, and its successors and assigns including under any replacement or refinancing with respect thereto.

“Term Loan Agreement” means that certain Credit Agreement dated as of February 2, 2021 among Term Loan Agent, the Term Loan Lenders, the Parent, and the other parties thereto, as amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time pursuant to the terms therein and as permitted by this Agreement and the Intercreditor Agreement.

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“Term Loan ~~Agreements” means the First Lien Term Loan Agreement and the Second Lien Term Loan Agreement.~~DDL Proceeds Account” means a segregated DDA account that has been identified in writing to the Agent, and into which only proceeds of the Delayed Draw Term Loans (as defined in the Term Loan Agreement as in effect on February 2, 2021) shall be deposited, and into which no other funds are deposited or held.
“Term Loan Debt” means ~~First Lien Term Loan Debt and Second Lien Term Loan Debt~~the Indebtedness and “Obligations” (as defined under the Term Loan Agreement) evidenced by the Term Loan Documents.

“Term Loan Documents” means ~~First Lien Term Loan Documents and Second Lien Term Loan Documents~~collectively (a) the Term Loan Agreement and (b) all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, the Term Loan Agent or the Term Loan Lenders in connection therewith.

“Term Loan Lenders” means ~~First Lien~~the lenders party to the Term Loan ~~Lenders and Second Lien Term Loan Lenders~~Agreement.

“~~Term Loan Security Documents” means First Lien Term Loan Security Documents and Second Lien Term Loan Security Documents.~~Term Loan Security Documents” means, collectively, the Guarantee and Collateral Agreement (as defined in the Term Loan Agreement), the Mortgages (as defined in the Term Loan Agreement) and all other security documents delivered to the Term Loan Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Obligor under the Term Loan Agreement or the Guarantee and Collateral Agreement (as defined in the Term Loan Agreement), as such documents may be amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time in accordance with terms therein and this Agreement and the Intercreditor Agreement.

“Term Priority Collateral” means the “Term Priority Collateral”, as defined in the Intercreditor Agreement.
"UCC" means, at any given time, the Uniform Commercial Code as adopted and in effect at such time in the State of New York or other applicable jurisdiction.

1.2 Accounting Terms and Determinations.
Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or financial requirement set forth in any Loan Document, and either Borrower Representative or Agent shall so request, Required Lenders and Borrower Representative shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrower Representative shall provide to Agent and Lenders financial statements and other documents required under this Agreement and the other Loan Documents which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under

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(e)since December 31, 2018, no event shall have occurred which has had, or could reasonably be expected to have, a Material Adverse Effect;

(f)Borrowers shall have paid to Agent all fees due on the date hereof, and shall have paid or reimbursed Agent for all of Agent's costs, charges and expenses incurred through the Closing Date; and
(g)Lender shall have received PDFs of the following that shall have been delivered to the Term Loan ~~Agents~~Agent: (i) original stock certificates or other certificates evidencing the Pledged Equity pledged pursuant to the Security Documents (as defined in the Term Loan Documents), together with an undated stock (or equivalent) power for each such certificate duly executed in blank by the registered owner thereof and (ii) each original promissory note pledged pursuant to the Security Documents (as defined in the Term Loan Documents), if any, together with an undated endorsement for each such promissory note duly executed in blank by the holder thereof.

4.2 Conditions to all Loans and/or Letters of Credit. No Lender shall be obligated to fund any Loans or cause any Letters of Credit to be issued, unless the following conditions are satisfied:
(a)Borrower Representative shall have provided to Agent such information as Agent may require in order to determine the then Borrowing Base, which shall be satisfied pursuant to satisfaction of the then current delivery requirements set forth in Section 7.15(a), (b) and (c);

(b)each of the representations and warranties set forth in this Agreement and in the other
Loan Documents shall be true and correct in all respects as of the date such Loan is made and such Letter of Credit is issued (or, to the extent any representations or warranties are expressly made solely as of an earlier date, such representations and warranties shall be true and correct as of such earlier date), both before and after giving effect thereto;
(c) no Default or Event of Default shall be in existence, both before and after giving effect thereto; and
(d) no event shall have occurred or circumstance shall exist that has or could reasonably be expected to have a Material Adverse Effect.
Each request (or deemed request) by Borrowers for funding of a Loan or issuance of a Letter of Credit shall constitute a representation by each Borrower that the foregoing conditions are satisfied on the date of such request and on the date of such funding or issuance.
5.COLLATERAL.

5.1 Grant of Security Interest. To secure the full payment and performance of all of the Obligations, each Loan Party hereby collaterally assigns to Agent and grants to Agent, for itself and on behalf of the Lenders, a continuing security interest in all property of each Loan Party, whether tangible or intangible, real or personal, now or hereafter owned, existing, acquired or arising and wherever now or hereafter located, and whether or not eligible for lending purposes, including: (a) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by any Loan Party has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, any Loan Party;(b) all Chattel Paper (including Electronic Chattel Paper), Instruments, Documents, and General Intangibles including all trade names, trade secrets, goodwill, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guaranty claims, contracts rights, payment intangibles, security interests, security deposits and rights to indemnification); (c) all Inventory

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(whether or not Eligible Inventory); (d) all Goods (other than Inventory), including Equipment, vehicles, and Fixtures; (e) all Investment Property, including all rights, privileges, authority, and powers of each Loan Party as an owner or as a holder of Pledged Equity, including all economic rights, all control rights, authority and powers, and all status rights of each Loan Party as a member, equity holder or shareholder, as applicable, of each Issuer and any rights related to any Loan Party’s capital account within the Issuer in respect of Investment Property; (f) all Deposit Accounts, bank accounts, deposits, money and cash; (g) all Letter-of-Credit Rights; (h) all Commercial Tort Claims, including those listed in Schedule 13 of the Perfection Certificate (if any); (i) all Supporting Obligations; (j) all life insurance policies; (k) Intellectual Property; (l) Reserved; (m) any other property of any Loan Party now or hereafter in the possession, custody or control of Agent or any agent or any parent, Affiliate or Subsidiary of Agent, any Lender or any Participant with Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); and (n) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including proceeds of all insurance policies insuring the foregoing property (including hazard, flood and credit insurance), and all of each Loan Party's books and records relating to any of the foregoing and to any Loan Party's business.
Notwithstanding anything to the contrary contained herein, the security interests granted under this Agreement or any other Loan Document shall not extend to (a) any permit or license issued by a Governmental Authority to any Loan Party or any agreement to which any Loan Party is a party, in each case, only to the extent and for so long as the terms of such permit, license or agreement or any requirement of applicable law, validly prohibit the creation by such Loan Party of a security interest in such permit, license or agreement in favor of the Lender (after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the PPSA, the Civil Code or Code) or principles of equity (other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the New York UCC or other applicable law notwithstanding such prohibition); (b) any intent-to-use trademark application, to the extent and for so long as creation by a pledgor of a security interest therein would result in the loss, termination, invalidity, cancellation, unenforceability or abandonment by such pledgor of any material rights therein; (c) any asset sold pursuant to any Specified Vendor Receivables Financing and is permitted this Agreement; (d) the Restricted Accounts; (e) the Equity Interests of Horizon International Holdings LLC or any Foreign Subsidiary; (f) assets in circumstances where the cost of obtaining a security interest in such assets would be excessive in light of the practical benefit to the Lenders afforded thereby as reasonably determined by the Borrower and the Agent, and (g) any asset subject to a purchase money security interest, ~~capital lease~~Capitalized Lease obligation or similar arrangement, in each case, to the extent the grant of a security interest therein would violate or invalidate such purchase money or similar arrangement or create a right of termination in favor of any other party thereto after giving effect to the applicable anti-assignment provisions of the UCC or PPSA or other Applicable Law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other Applicable Law notwithstanding such prohibition (the forgoing, collectively, the "Excluded Property"); provided, however, that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to in clauses (a) - (g) (unless such Proceeds, substitutions or replacements would constitute Excluded Property referred to in clauses (a)-(g))). For the avoidance of doubt, neither the Equity Interest in, nor the assets of, any Subsidiary that is not a Loan Party are part of the “Collateral”.

5.2 Possessory Collateral. Promptly, but in any event no later than five Business Days after any Loan Party's receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document, including any Tangible Chattel Paper and any Investment Property consisting of certificated securities, such Loan Party shall deliver the original thereof to Agent together with an appropriate endorsement or other specific evidence of assignment thereof to Agent (in form and substance acceptable to Agent). If an endorsement or assignment of any such items shall not be made for any reason, Agent is hereby

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irrevocably authorized, as attorney and agent-in-fact (coupled with an interest) for each Loan Party, to endorse or assign the same on such Loan Party's behalf, provided that, to the extent that such Collateral is Term Loan Priority Collateral, the Loan Party shall deliver copies of the Collateral delivered to the Term Loan ~~Agents~~Agent.
5.3 Further Assurances. Each Loan Party shall, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver (or cause each other applicable Person to take, execute, acknowledge and deliver) all such further acts, documents, agreements and instruments as may from time to time be necessary or desirable or as Agent may from time to time require in order to (a) carry out the intent and purposes of the Loan Documents and the transactions contemplated thereby, (b) establish, create, preserve, protect and perfect a first priority lien (subject only to Permitted Liens) in favor of Agent in all the Collateral (wherever located) from time to time owned by the Loan Parties and in all capital stock and other equity from time to time issued by the Loan Parties (other than Parent) (including appraisals of real property in compliance with FIRREA), (c) cause Parent and each Subsidiary of Borrower (other than Horizon International Holdings LLC, any Foreign Subsidiary and any Subsidiary of either of the foregoing) to guaranty all of the Obligations, all pursuant to documentation that is in form and substance reasonably satisfactory to Agent and (d) facilitate the collection of the Collateral. Without limiting the foregoing, each Loan Party shall, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver (or cause each other applicable Person to take, execute, acknowledge and deliver) to Agent all promissory notes, security agreements, agreements with landlords, mortgagees and processors and other bailees, subordination and intercreditor agreements and other agreements, instruments and documents, in each case in form and substance reasonably acceptable to Agent, as Agent may request from time to time to perfect, protect and maintain Agent's security interests in the Collateral, including the required priority thereof, and to fully carry out the transactions contemplated by the Loan Documents.

5.4 UCC Financing Statements. Each Loan Party authorizes Agent to file, transmit or communicate, as applicable, from time to time, UCC Financing Statements, along with amendments and modifications thereto, in all filing offices selected by Agent, listing such Loan Party as the Debtor and Agent as the Secured Party, and describing the collateral covered thereby in such manner as Agent may elect, including using descriptions such as "all personal property of debtor" or "all assets of debtor," or words of similar effect, in each case without such Loan Party's signature. Each Loan Party also hereby ratifies its authorization for Agent to have filed, in any filing office, any Financing Statements filed prior to the date hereof.

6.CERTAIN PROVISIONS REGARDING ACCOUNTS, INVENTORY, COLLECTIONS AND APPLICATIONS OF PAYMENTS.
6.1 Lock Boxes and Blocked Accounts. Each Loan Party hereby represents and warrants that all Deposit Accounts and all other depositary and other accounts maintained by each Loan Party as of the Closing Date are described in Schedule 5(a) of the Perfection Certificate, which description includes for each such account the name of the Loan Party maintaining the account, the name of the financial institution at which the account is maintained, the account number and the purpose of the account. After the Closing Date, each Loan Party shall give Agent prompt written notice of any new Deposit Account or any other depositary or other account. No Deposit Account or other account of any Loan Party shall at any time constitute a Restricted Account other than accounts expressly indicated on Schedule 5(a) of the Perfection Certificate as being Restricted Accounts (and each Loan Party hereby represents and warrants that each such account shall at all times meet the requirements set forth in the definition of Restricted Account to qualify as a Restricted Account). Each Loan Party will, at its expense, establish (and revise from time to time as Agent may require) procedures acceptable to Agent, in Agent's sole discretion, for the collection of checks, wire transfers and all other proceeds of all of such Loan Party's Accounts and

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Accounts and Chattel Paper were executed, and the transactions giving rise to such Accounts and Chattel Paper comply with all applicable laws and governmental rules and regulations.
7.5 Electronic Chattel Paper. To the extent that any Loan Party obtains or maintains any Electronic Chattel Paper, such Loan Party shall at all times create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (a) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided below, unalterable, (b) the authoritative copy identifies Agent as the assignee of the record or records, (c) the authoritative copy is communicated to and maintained by Agent or its designated custodian, (d) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Agent, (e) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (f) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

7.6 Capitalization; Investment Property.
(a)No Loan Party, directly or indirectly, owns, or shall at any time own, any capital stock or other Equity Interests of any other Person except as set forth in Schedule 10 of the Perfection Certificate, which Sections list all Investment Property owned by each Loan Party.
(b)None of the Pledged Equity has been issued or otherwise transferred in violation of the Securities Act, or other applicable laws of any jurisdiction to which such issuance or transfer may be subject. The Pledged Equity pledged by each Loan Party hereunder constitutes all of the issued and outstanding Equity Interests of each applicable Issuer of such Pledged Equity owned by such Loan Party.
(c)All of the Pledged Equity has been duly and validly issued and is fully paid and non-assessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. There are no outstanding options, warrants or similar agreements, documents, or instruments with respect to any of the Pledged Equity except in favor of the Term Loan ~~Agents~~Agent.
(d)Each Loan Party has caused each applicable Issuer to amend or otherwise modify its
Governing Documents, books, records, and related agreements, documents and instruments, as applicable, to reflect the rights and interests of Agent hereunder, and to the extent required to enable and empower Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Equity and other Investment Property, in all cases, subject to the Intercreditor Agreement.

(e)Each Loan Party will take any and all actions required or requested by Agent, from time to time, to (i) cause Agent to obtain exclusive control of any Investment Property that is ABL Priority Collateral in a manner reasonably acceptable to Agent and (ii) obtain from any Issuers and such other Persons as Agent shall specify, for the benefit of Agent, written confirmation of Agent's exclusive control over such Investment Property that is ABL Priority Collateral and take such other actions as Agent may request to perfect Agent's security interest in any Investment Property that is ABL Priority Collateral. For purposes of this Section 7.6, Term Loan ~~Agents~~Agent shall have exclusive control of Investment Property if (A) pursuant to Section 5.2, such Investment Property consists of certificated securities and the applicable Loan Party delivers such certificated securities to Term Loan ~~Agents~~Agent (with all appropriate endorsements), (B) such Investment Property consists of uncertificated securities and either (x) the applicable Loan Party delivers such uncertificated securities to Term Loan ~~Agents~~Agent or
(y)the Issuer thereof agrees, pursuant to documentation in form and substance reasonably satisfactory to Term Loan ~~Agents~~Agent, that it will comply with instructions originated by Term Loan ~~Agents~~Agent without further consent by the applicable Loan Party and (C) such Investment Property consists of security entitlements and either (x) Term Loan ~~Agents~~Agent becomes the entitlement holder thereof or (y)

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the appropriate securities intermediary agrees, pursuant to documentation in form and substance reasonably satisfactory to Term Loan ~~Agents~~Agent, that it will comply with entitlement orders originated by Term Loan AgentsAgent without further consent by the applicable Loan Party. Each Loan Party that is a limited liability company or a partnership hereby represents and warrants that it has not, and at no time will, elect pursuant to the provisions of Section 8-103 of the UCC to provide that its Equity Interests are securities governed by Article 8 of the UCC.
(f)    No Loan Party owns, or has any present intention of acquiring, any "margin security" or any "margin stock" within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System (herein called "margin security" and "margin stock"). None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry, any margin security or margin stock or for any other purpose which might constitute the transactions contemplated hereby a "purpose credit" within the meaning of said Regulations T, U or X, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Exchange Act, or any rules or regulations promulgated under such statutes.
(g)    [Reserved].
(h)    No Loan Party shall take, or fail to take, any action that would in any manner impair the value or the enforceability of the Term Loan ~~Agents’~~Agent's Lien on any of the Investment Property, or any of the Term Loan ~~Agents'~~Agent's rights or remedies under the Term Loan Document with respect to any of the Investment Property.
(i)    In the case of any Loan Party which is an Issuer, such Issuer agrees that the terms of Section 11.3(g)(iii) shall apply to such Loan Party with respect to all actions that may be required of it pursuant to such Section 11.3(g)(iii) regarding the Investment Property issued by it.
7.7    Commercial Tort Claims. No Loan Party has any Commercial Tort Claims with a value in excess of $1,000,000 individually or $2,000,000 in the aggregate pending other than those listed in Schedule 13 of the Perfection Certificate, and each Loan Party shall promptly (but in any case, no later than five Business Days thereafter) notify Agent in writing upon incurring or otherwise obtaining a Commercial Tort Claim with a value in excess of $1,000,000 individually or $2,000,000 in the aggregate, after the date hereof against any third party. Such notice shall constitute such Loan Party's authorization to amend such Section 2 to add such Commercial Tort Claim and shall automatically be deemed to amend such Section 2 to include such Commercial Tort Claim.
7.8    Jurisdiction of Organization; Location of Collateral. Section 1 of the Perfection Certificate set forth, as of the Closing Date, (a) each place of business of each Loan Party (including its chief executive office), (b) all locations where all Inventory, Equipment, and other Collateral owned by each Loan Party is kept and (c) whether each such Collateral location and place of business (including each Loan Party's chief executive office) is owned by a Loan Party or leased (and if leased, specifies the complete name and notice address of each lessor). No Collateral is located outside the United States or Canada in the possession of any lessor, bailee, warehouseman or consignee, except as expressly indicated in Section 1 of the Perfection Certificate. Each Loan Party will give Agent at least thirty (30) days' prior written notice before changing its jurisdiction of organization, opening any additional place of business, changing its chief executive office or the location of its books and records, or moving any of the Collateral to a location other than one of the locations set forth in Section 3 of the Perfection Certificate, and will execute and deliver all Financing Statements, Lien Waivers, collateral access agreements, and all other agreements, instruments and documents which Agent shall require in connection therewith prior to making such change, all in form and substance reasonably satisfactory to Agent. Without the prior

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attainment percentage (as defined in Section 430(d)(2) of the Code) is sixty percent (60%) or higher, an no Loan Party knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below sixty percent (60%) as of the most recent valuation date. No Loan Party or any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid, except as would not reasonably be expected to have a Material Adverse Effect. No Loan Party or any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA except as would not reasonably be expected to have a Material Adverse Effect. No Pension Plan has been terminated by the plan administrator thereof or by the PBGC, and no Loan Party has knowledge of any event or circumstance that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan, except as would not reasonably be expected to have a Material Adverse Effect.

7.11    Compliance with Laws; Intellectual Property; Licenses.
(a)Each Loan Party has complied, and will continue at all times to comply, in all respects with all provisions of all applicable laws and regulations, including those relating to the ownership of real or personal property, the conduct and licensing of each Loan Party's business, the payment and withholding of Taxes, ERISA and other employee matters, and safety and environmental matters, except to the extent any such failure, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(b)No Loan Party has received written notice of default or violation, or is in default or violation, with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, local, municipal or other Governmental Authority relating to any aspect of any Loan Party's business, affairs, properties or assets which if determined adversely could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(c)No Loan Party owns any registered Intellectual Property, except as set forth in
Section 4 of the Perfection Certificate. Except as set forth in Section 9 of the Perfection Certificate, none of the Intellectual Property owned by any Loan Party is the subject of any licensing or franchise agreement pursuant to which such Loan Party is the licensor or franchisor. Each Loan Party shall promptly (but in any event in connection with delivery of the next quarter-end compliance certificate herein) notify Agent in writing of any additional Intellectual Property rights acquired or arising after the Closing Date and shall submit to Agent a supplement to Section 9 of the Perfection Certificate to reflect such additional rights; provided, that such Loan Party's failure to do so shall not impair Agent's security interest therein. Each Loan Party shall execute a separate security agreement granting Agent a security interest in such registered Intellectual Property (whether owned on the Closing Date or thereafter), in form and substance reasonably acceptable to Agent and suitable for registering such security interest in such Intellectual Property with the United States Patent and Trademark Office and/or United States Copyright Office, and/or Canadian Intellectual Property Office, as applicable; provided, that such Loan Party's failure to do so shall not impair Agent's security interest therein. Each Loan Party owns or has, and will at all times continue to own or have, the valid right to use all material patents, trademarks, copyrights, software, computer programs, equipment designs, network designs, equipment configurations, technology and other Intellectual Property used, marketed and sold in such Loan Party's business, and each Loan Party is in compliance, and will continue at all times to comply, in all material respects with all licenses, user agreements and other such agreements regarding the use of Intellectual Property. No Loan Party has received any notice in writing claiming (which claim appears to be valid and asserted in good faith) that any of such Intellectual Property infringes upon or violates the rights of any other Person. Borrower and its Subsidiaries have taken all necessary and otherwise commercially reasonable measures to protect the confidentiality of all trade secrets included in the Collateral. No material trade secrets have

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been disclosed by Borrower or its Subsidiaries to any Person other than pursuant to a written agreement restricting the disclosure and use thereof. To the knowledge of the Borrower, no current or former employee, contractor or consultant of Borrower or its Subsidiaries has any right, title or interest in or to any Intellectual Property that is included in the Collateral. To the knowledge of the Borrower, all Persons (including any current or former employees, contractors or consultants) who have developed, created, conceived or reduced to practice any material Intellectual Property in the Collateral for Borrower or any of its Subsidiaries have assigned all right, title and interest in and to all such Intellectual Property to Borrower or one of its Subsidiaries pursuant to a valid and enforceable written contract or by operation of law.
(d)Each Loan Party has and will continue at all times to have, all federal, state, local and other licenses and permits required to be maintained in connection with such Loan Party's business operations, and all such licenses and permits are valid and in full force and effect except to the extent any such failure could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Each Loan Party has, and will continue at all times to have, complied with the requirements of such licenses and permits in all material respects, and has received no written notice of any pending or threatened proceedings for the suspension, termination, revocation or limitation thereof except to the extent any such failure could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. No Loan Party is aware of any facts or conditions that could reasonably be expected to cause or permit any of such licenses or permits to be voided, revoked or withdrawn.
(e)Notwithstanding anything to the contrary contained in this Agreement, no Loan Party shall be permitted to dispose of, or make any Investments, Restricted Payments or incur any Indebtedness in the form of, Intellectual Property (and any such transactions shall not be permitted under Article 8 herein), to the extent that the use of such Intellectual Property is reasonably necessary to permit the Agent to enforce its rights and remedies under the Loan Documents with respect to the Collateral, or the such proposed transaction would otherwise materially adversely affect the appraised value of the Collateral unless such transaction is subject to a non-exclusive royalty-free license of such Intellectual Property in favor of the Agent for use in connection with the exercise of rights and remedies of the Lenders under the Loan Documents in respect of the Collateral, which license shall be in form and substance reasonably satisfactory to Agent in its Permitted Discretion.

7.12     Litigation. There is no claim, suit, litigation, proceeding or investigation pending or (to the best of each Loan Party's knowledge) threatened in writing by or against or affecting any Loan Party in any court or before any Governmental Authority (or any basis therefor known to any Loan Party) which may result, either separately or in the aggregate, in liability in excess of $3,000,000 for the Loan Parties, in any Material Adverse Effect, or in any material impairment in the ability of any Loan Party to carry on its business in substantially the same manner as it is now being conducted.

7.13    Use of Proceeds. All proceeds of all Loans and Letters of Credit shall be used by
Borrowers solely (a) with respect to Loans made on the Closing Date, to repay in full its indebtedness owing under the Existing Credit Agreement, (b) to pay the fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby, (c) for Borrowers’ working capital purposes and (d) for such other purposes as specifically permitted pursuant to the terms of this Agreement. All proceeds of all Loans and Letters of Credit will be used solely for lawful business purposes.

7.14    Insurance.

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Borrowers are in compliance with each of the covenants specified in Section 9, and setting forth a detailed calculation of such covenants, and (ii) any Default or Event of Default is then in existence; and
(c)Borrowing Base / Collateral Reports / Insurance Certificates / Perfection
Certificates / Other Items. The items described on Annex II hereto by the respective dates set forth therein.
(d)Projections, Etc. Not later than thirty (30) days after the end of each Fiscal Year, monthly business projections for such Fiscal Year for the Loan Parties on a consolidated basis;

(e)Reserved.

(f)ERISA Reports. Copies of any annual report filed pursuant to the requirements of
ERISA in connection with each Plan subject thereto promptly upon request by Agent and in addition, each Loan Party shall promptly notify Agent upon having knowledge of any ERISA Event (provided that notice provided by one Loan Party is deemed to constitute notice from all Loan Parties); and
(g)Reserved.

(h)Notification of Certain Changes. Promptly (and in no case later than the earlier of
(i)three Business Days after the occurrence of any of the following and (ii) such other date that such information is required to be delivered pursuant to this Agreement or any other Loan Document) notification to Agent in writing of (A) the occurrence of any Default or Event of Default, (B) the occurrence of any event that has had, or may have, a Material Adverse Effect, (C) any investigation, action, suit, proceeding or claim (or any material development with respect to any existing investigation, action, suit, proceeding or claim) relating to any Loan Party, any officer or director of a Loan Party, on the Collateral and, in each case, which could reasonably be expected to result in a Material Adverse Effect, (D) any material loss or damage to the ABL Priority Collateral, (E) any event or the existence of any circumstance that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect, any Default, or any Event of Default, or which would make any representation or warranty previously made by any Loan Party to Agent untrue in any material respect or constitute a material breach if such representation or warranty was then being made, and (F) change in any Loan Party's certified independent accountant. In the event of each such notice under this Section 7.15(h), Borrower Representative shall give notice to Agent of the action or actions that each Loan Party has taken, is taking, or proposes to take with respect to the event or events giving rise to such notice obligation.

(i)Other Information.    Promptly upon request, such other data and information
(financial and otherwise) as Agent, from time to time, may reasonably request, bearing upon or related to the Collateral or each Loan Party's business or financial condition or results of operations.
(j)Reserved.
(k)Notices Relating to Term Loan Debt. Promptly after any Loan Party (i) knows or has reason to know that any Default or Event of Default has occurred and is continuing, any “Default” or “Event of Default” under and as defined in any Term Loan Documents or the Convertible Notes has occurred and is continuing occurred, but in any event not later than two (2) Business Days after any Loan Party becomes aware thereof, a notice from the Borrower Representative of such Default, Event of Default, “Default”, “Event of Default” describing the same in reasonable detail and a description of the action that the Loan Parties have taken and propose to take with respect thereto or (ii) receives any reservation of rights or similar communications concerning the Term Loan Documents or Convertible Notes.

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7.16    Reserved.
7.17    Maintenance of Collateral, Etc. Each Loan Party will maintain all of the Collateral used and useful in the business in good working condition, ordinary wear and tear excepted, and no Loan Party will use the Collateral for any unlawful purpose.
7.18    ~~Reserved.~~ Term Loan DDTL Proceeds Account. The Loan Parties shall not deposit, permit to be deposited, or otherwise maintain any funds in the Term Loan DDTL Proceeds Account, other than proceeds of Delayed Draw Term Loans (as defined in the Term Loan Agreement). Further, within thirty (30) days after the first date which the Delayed Draw Term Loan Commitment Expiration Date has occurred and the balance of such account is zero, the Loan Parties shall have delivered the Agent reasonably satisfactory evidence that the Term Loan DDTL Proceeds Account has been closed.
7.19    No Default. No Default or Event of Default has occurred and is continuing.
7.20    No Material Adverse Change. Since December 31, 2018, there has been no event or condition which has resulted in a Material Adverse Effect.
7.21    Full Disclosure.    Excluding projections and other forward-looking information, pro forma financial information and information of a general economic or industry nature, no report, notice, certificate, information or other statement delivered or made (including, in electronic form) by or on behalf of any Loan Party or any of its Affiliates to Agent or Lender in connection with this Agreement or any other Loan Document contains or will at any time contain, taken as a whole and together with all updates and supplements thereto, any untrue statement of a material fact, or omits or will at any time omit to state any material fact necessary to make any statements contained herein or therein not materially misleading in light of the circumstances in which such statements were made. Any projections and other forward-looking information and pro forma financial information contained in such materials were prepared in good faith based upon assumptions that were believed by such Loan Party to be reasonable at the time prepared and at the time (it being recognized that such projections and other forward-looking information and pro forma financial information are not to be viewed as facts and that actual results during the period or periods covered by any such projections or information may differ from the projected results, and such differences may be material).

7.22    Sensitive Payments.    No Loan Party (a) has    made or will at any time make any
contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the applicable laws of the United States or the jurisdiction in which made or any other applicable jurisdiction,
(b)has established or maintained or will at any time establish or maintain any unrecorded fund or asset for any purpose or made any false or artificial entries on its books, (c) has made or will at any time make any payments to any Person with the intention that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment or (d) has engaged in or will at any time engage in any "trading with the enemy" or other transactions violating any rules or regulations of the Office of Foreign Assets Control or any similar applicable laws, rules or regulations.

7.23    Subordinated Debt.
(a) Borrower Representative has furnished Agent a true, correct and complete copy of each of the Subordinated Debt Documents. No statement or representation made in any of the Subordinated Debt Documents by any Borrower or any other Loan Party or, to any Borrower Representative 's knowledge, any other Person, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made

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therein, in light of the circumstances under which they are made, not misleading in any material respect as of the time that such statement or representation is made. Each of the representations and warranties of the Loan Parties set forth in each of the Subordinated Debt Documents are true and correct in all respects. No portion of the Subordinated Debt is, or at any time shall be, (i) secured by any assets of any of the Loan Parties or any other Person or any equity issued by any of the Loan Parties or any other Person (except to the extent expressly permitted by the Subordinated Debt Subordination Agreement) or (ii) guaranteed by any Person (except to the extent expressly permitted by the Subordinated Debt Subordination Agreement).
(b)The provisions of the Subordinated Debt Subordination Agreement are enforceable against each holder of the Subordinated Debt. Each Borrower and each other Loan Party acknowledges that Agent is entering into this Agreement and extending credit and making the Loans in reliance upon the Subordinated Debt Subordination Agreement and this Section 7.23. All Obligations constitute senior Indebtedness entitled to the benefits of the subordination provisions contained in the Subordinated Debt Documents and the Subordinated Debt Documents.
(c)To the knowledge of the Loan Parties, the provisions of the Intercreditor Agreement are enforceable against the Term Loan ~~Agents~~Agent and each holder of any portion of the Term Loan Debt, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditor’s rights generally and by general equitable principles. Each Loan Party acknowledges that Agent and Lenders are entering into this Agreement and extending credit and making the Loans and causing Letters of Credit to be issued in reliance upon the Intercreditor Agreement and this Section 7.29.
7.24    Access to Collateral, Books and Records.    At reasonable times, Agent and its
representatives or agents shall have the right to inspect the Collateral and to examine and copy each Loan Party's books and records. Each Loan Party agrees to give Agent access to any or all of such Loan Party's, and each of its Subsidiaries', premises to enable Agent to conduct such inspections and examinations. The Agent may, in its Permitted Discretion, undertake two (2) such inspections in each such twelve (12) month period at the Loan Parties expense (provided that in any twelve (12) month period in which a Dominion Trigger Period occurs, the Agent may undertake up to three (3) such inspections in each twelve (12) month period at the Loan Parties’ expense) and, in all cases, the charge therefor shall be
$1,200 per person per day (or such higher amount as shall represent Agent's then current standard charge), plus out-of-pocket expenses. Notwithstanding the foregoing, the Agent may cause additional inspections to be undertaken if required by law, if an Event of Default shall have occurred and be continuing, at the expense of the Loan Parties.

7.25    Appraisals.    At reasonable times and after reasonably notice, each Loan Party will permit Agent and each of its representatives or agents to conduct appraisals and valuations of the Collateral at such times and intervals as Agent may designate. The Agent may, in its Permitted Discretion, conduct one (1) such appraisal and valuation in each twelve (12) month period at Loan Parties’ expense (provided that in any twelve (12) month period in which a Dominion Trigger Period occurs, the Agent may undertake up to two (2) such appraisals and valuations in each twelve (12) month period at the Loan Parties’ expense). Notwithstanding the foregoing, the Agent may cause additional appraisals to be undertaken if required by law or if an Event of Default shall have occurred and be continuing, at the expense of the Loan Parties.

7.26    Lender Meetings. Upon the request of any Agent or the Required Lenders (which request, so long as no Event of Default shall have occurred and be continuing, shall not be made more than once during each fiscal quarter), participate in a telephonic meeting with the Agents and the Lenders at such time as may be agreed to by Borrower Representative and such Agent or the Required Lenders.

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(d)Each of the Mexican Guarantors shall not engage in any business or activity or hold any assets not prohibited by the Maquila Services Agreement, own directly or indirectly any Equity Interests in another Person (other than Equity Interests in Cequent Electrical MX owned by Cequent Sales MX) or incur any Indebtedness (other than Permitted Indebtedness) or other non-ordinary course liabilities, other than (i) maintaining its corporate existence, (ii) participating in tax, accounting and other administrative activities as a member of the consolidated group of companies including the Loan Parties, and (iii) executing, delivering and performing its rights and obligations under the Loan Documents or, to the extent permitted hereunder, the Term Loan ~~Agreements~~Agreement.
(e)Each of the Mexican Guarantors and Horizon Americas shall reasonably promptly after receiving any notice in connection with any proceeding or investigation in connection with the Maquila Services Agreement, provide written notice thereof to the Agent together with any such other material information available to the Mexican Guarantors and/or Horizon Americas in order to enable the Lenders, the Agent and their respective counsels to evaluate such matters.

8.NEGATIVE COVENANTS. On and after the Closing Date and until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and expenses payable hereunder have been paid in full and all Letters of Credit have expired, terminated or been Cash Collateralized and all unpaid drawings under any Letters of Credit shall have been reimbursed, each Loan Party covenants and agrees that such Loan Party shall not permit, and such Loan Party shall not permit any other Loan Party to:

8.1    Fundamental Changes. Merge, Divide, or consolidate with another Person, form any new Subsidiary that is organized under the laws of the United States or Canada or any province thereof unless such new Subsidiary becomes party to this Agreement and the other Loan Documents (provided, that, notwithstanding the foregoing, no Mexican Guarantor shall be permitted to form any new Subsidiary), including by any Division thereof, acquire any interest in any Person, or wind-up its business operations or cease substantially all or any material portion of its normal business operations, dissolve or liquidate, except for the following:
(a)any Borrower may merge or consolidate with any other Borrower; and
(b)any Person (other than a Borrower) may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and, if any party to such merger is a Loan Party, such surviving entity is (or becomes) a Subsidiary that is a Loan Party concurrently with such merger (provided, that, notwithstanding the foregoing, no Mexican Guarantor shall be permitted to merge into any Loan Party, Subsidiary or any other Person).

Notwithstanding the foregoing, this Section 8.1 shall not prohibit any Permitted Acquisition.

8.2 Asset Sales. Sell, transfer, return, or dispose of any Collateral (including pursuant to any Division), except:
(a)sales, transfers and dispositions of (i) Inventory in the ordinary course of business and (ii) used, obsolete, worn out or surplus assets or property no longer material to the operation of a Loan Party's business and in the ordinary course of business;

(b)sales, transfers and dispositions constituting an Investment permitted by Section 8.3;

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(c)dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of (i) Parent or any Subsidiary or (ii) a customer or other Person being held by Parent or any Subsidiary;

(d)the creation of Liens permitted by Section 8.5 and dispositions as a result thereof;

(e)sales of accounts receivable and related assets pursuant to the Specified Vendor
Receivables Financings;
(f)Restricted Payments permitted by Section 8.6; and
(g)so long as no Event of Default shall have occurred and then be continuing, sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary) that are not permitted by any other clause of this Section; provided that (i) any sale, transfer or other disposition of ABL Priority Collateral shall not exceed $5,000,000, (ii) the net proceeds of any such transactions are applied to repay Revolving Loans and (iii) after giving effect thereto and to any such application of net proceeds, to Revolving Loans hereunder, Excess Availability shall not be negative; and
(h)sales, transfers and dispositions to a Loan Party or a Subsidiary (other than with respect to ABL Priority Collateral); provided that any book value and the fair market value (whichever is higher) of all property that is subject to such sales, transfers or dispositions from a Loan Party to a Subsidiary that is not a Loan Party shall not exceed $10,000,000 in the aggregate for all such sales, transfers or dispositions made after the date hereof and all such sales, transfers or dispositions shall be made in the ordinary course of business and in compliance with Sections 8.3 and 8.9.

Notwithstanding anything to the contrary contained herein and unless otherwise expressly permitted under the Maquila Services Agreement, (i) no Loan Party shall be permitted to sell, transfer, return or dispose of any Collateral (including pursuant to any Division) to any Mexican Guarantor and (ii) no Mexican Guarantor shall be permitted to sell, transfer, return or dispose of any Inventory (including pursuant to any Division) located at the Maquiladora Location to any other Person (other than Horizon Americas).

8.3 Investments and Loans. Purchase, hold or acquire any capital stock, evidences of Indebtedness or other Equity Interests (including any option, warrant or other right to acquire any of the foregoing) of, make any loans or advances to, Guaranty any obligations of, or make or permit to exist any investment in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger, Division or otherwise), except for:

(a)Permitted Investments;

(b)Guarantees permitted by Section 8.4~~(b)~~;

(c)investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the Ordinary Course of Business;
(d)any investments in or loans to any other Person received as noncash consideration for sales, transfers, leases and other dispositions permitted by Section 8.2;

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(e)unsecured Guarantees of leases entered into by any Loan Party or its Subsidiary as lessee in the Ordinary Course of Business;

(f)extensions of credit in the nature of accounts receivable or notes receivable in the
Ordinary Course of Business;

(g)loans or advances to employees made in the Ordinary Course of Business consistent with prudent business practice and not exceeding $100,000 in the aggregate outstanding at any one time;

(h)investments made (i) in an amount not to exceed the net proceeds of any issuance of
Equity Interests in Parent issued after the Closing Date when made or (ii) with Equity Interests in Parent;

(i)investments, loans or advances in addition to those permitted by the other clauses of this Section 8.3 not exceeding in the aggregate $1,000,000 at any time outstanding, provided that no Default or Event of Default exists at the time that such investment, loan or advance is made or is caused thereby; and
(j)investments (other than with respect to ABL Priority Collateral) by the Loan Parties in their respective Subsidiaries that exist immediately prior to any applicable transaction; provided that (i) any such Equity Interests held by a Loan Party shall be pledged to the extent required by this Agreement, subject to the Intercreditor Agreement, and (ii) the aggregate amount of investments by Loan Parties in, and loans and advances by Loan Parties to, and guarantees by Loan Parties of Indebtedness of Subsidiaries that are not Loan Parties shall not at any time exceed $~~10,000,000~~5,000,000;
(k)loans or advances made by the Borrowers to any Subsidiary, provided that such loans and advances shall be evidenced by a promissory note pledged hereunder, subject to the Intercreditor Agreement, and (ii) the amount of such loans and advances shall be subject to the limitations set forth in clause (j) above;
(l)investments in the form of Hedging Agreements permitted hereunder;

(m)payroll, travel and similar advances to cover matters that are expected at the time of such advances to ultimately be treated as expenses for accounting purposes and that are made in the ordinary course of business; and
(n)other investments of a type not otherwise described in the foregoing clauses (other than with respect to ABL Priority Collateral) if and to the extent the Required Conditions are satisfied with respect to such investment on the date such investment is made.
    Notwithstanding anything to the contrary set forth herein in no event shall Borrower or any Subsidiary make a sale, transfer leases or other disposition of Intellectual Property that could reasonably be deemed to be material to the business of the Borrower and its Subsidiaries to any Subsidiary that has not guaranteed the Obligations and otherwise satisfied the obligations of a Loan Party under Section 5.3 of this Agreement.

8.4    Indebtedness; Certain Equity Interests. Incur any Indebtedness other than:
(a)Permitted Indebtedness;
(b)Indebtedness of a Loan Party to any other Loan Party or to any Subsidiary of any
Loan Party that is not secured by a Lien and subject to a Subordinated Debt Subordination Agreement;

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(c)Indebtedness in respect of workers’ compensation claims, self-insurance obligations, performance bonds, surety appeal or similar bonds and completion guarantees provided in the Ordinary Course of Business;
(d)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the Ordinary Course of Business; provided, however, that such Indebtedness is extinguished within 10 days of incurrence;
(e)Indebtedness arising in connection with endorsement of instruments for deposit in the
Ordinary Course of Business;
(f)Indebtedness incurred in connection with the financing of insurance premiums in an aggregate amount at any time outstanding not to exceed the premiums owed under such policy, if applicable;
(g)contingent obligations to financial institutions, in each case to the extent in the
Ordinary Course of Business and on terms and conditions which are within the general parameters customary in the banking industry, entered into to obtain cash management services or deposit account overdraft protection services (in an amount similar to those offered for comparable services in the financial industry) or other services in connection with the management or opening of deposit accounts or incurred as a result of endorsement of negotiable instruments for deposit or collection purposes and other customary, contingent obligations incurred in the Ordinary Course of Business;
(h)unsecured Guarantees of facility leases of any Loan Party;
(i)obligations of the Parent or any of its Subsidiaries under Hedging Agreements permitted under Section 8.14 with respect to interest rates, foreign currency exchange rates or commodity prices, in each case not entered into for speculative purposes; provided that if such Hedging Agreements relate to interest rates, (A) such Hedging Agreements relate to payment obligations on Indebtedness otherwise permitted to be incurred by the Loan Documents and (B) the notional principal amount of such Hedging Agreements at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Agreements relate;
(j)Indebtedness of Parent under the Convertible Notes outstanding on the Closing Date and any Permitted Refinancing Indebtedness with respect thereto; ~~and~~
(k)unsecured Indebtedness of the Loan Parties in an amount not to exceed $15,000,000 at any time outstanding; provided that (i) such Indebtedness shall not mature prior to the date that is 91 days after the Maturity Date in effect at the time of the issuance of such Indebtedness and shall not have any principal payments due prior to such date, except upon the occurrence of a change of control or similar event (including asset sales), in each case so long as the provisions relating to change of control or similar events (including asset sales) included in the governing instrument of such Indebtedness provide that the provisions of this Agreement must be satisfied prior to the satisfaction of such provisions of such Indebtedness, (ii) such Indebtedness shall not have any financial maintenance covenants, (iii) such Indebtedness shall not have a definition of “Change of Control” or “Change in Control” (or any other defined term having a similar purpose) that is materially more restrictive than the definition of Change in Control set forth herein, (iv) such Indebtedness is subordinated to the Obligations on terms reasonably acceptable to the Required Lenders and (v) no such Indebtedness shall be, directly or indirectly, provided by any lender or agent or Affiliate of any lender or agent under the Term Loan Agreement; and

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(l)unsecured Indebtedness of the Loan Parties in an amount not to exceed $15,000,000 at any time outstanding; provided that (i) such Indebtedness shall not mature prior to the date that is 91 days after the Maturity Date in effect at the time of the issuance of such Indebtedness and shall not have any principal payments due prior to such date, except upon the occurrence of a change of control or similar event (including asset sales), in each case so long as the provisions relating to change of control or similar events (including asset sales) included in the governing instrument of such Indebtedness provide that the provisions of this Agreement must be satisfied prior to the satisfaction of such provisions of such Indebtedness, and all interest payments thereunder shall be made in kind and shall not be made in cash, (ii) such Indebtedness shall not have any financial maintenance covenants, (iii) such Indebtedness shall not have a definition of “Change of Control” or “Change in Control” (or any other defined term having a similar purpose) that is materially more restrictive than the definition of Change in Control set forth herein, (iv) such Indebtedness is subordinated to the Obligations on terms reasonably acceptable to the Required Lenders and (v) no such Indebtedness shall be, directly or indirectly, provided by any lender or agent or Affiliate of any lender or agent under the ~~Second Lien~~ Term Loan Agreement.

8.5 Liens. Create, incur, assume or suffer to exist any Lien or other encumbrance of any nature whatsoever or authorize under the UCC of any jurisdiction a Financing Statement (or similar instrument under laws of other jurisdictions) naming the Loan Party as debtor, or execute any security agreement authorizing any secured party thereunder to file such Financing Statement, other than in favor of Agent to secure the Obligations, on any of its assets whether now or hereafter owned, other than:

(a)Permitted Liens;

(b)Liens, rights of setoff and other similar Liens existing solely with respect to cash and
Permitted Investments on deposit in one or more accounts maintained by any Lender, in each case granted in the Ordinary Course of Business in favor of such Lender with which such accounts are maintained, securing amounts owing to such Lender with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness for borrowed money;

(c)licenses or sublicenses of Intellectual Property granted by any Loan Party in the
Ordinary Course of Business and not interfering in any material respect with the ordinary conduct of business of the Loan Parties;

(d)the filing of UCC financing statements solely as a precautionary measure in connection with operating leases;

(e)Liens for the benefit of a seller deemed to attach solely to cash earnest money deposits in connection with a letter of intent or acquisition agreement with respect to a Permitted Acquisition; and
(f) Liens in respect of the Specified Vendor Receivables Financings permitted under this Agreement;
(g)other Liens on assets other than ABL Priority Collateral securing liabilities not in excess of $5,000,000;
(h)Liens of a collection bank arising in the Ordinary Course of Business under Section
4-210 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon;

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(i)Reserved;
(j)Liens deemed to exist in connection with investments permitted under Section 8.3 that constitute repurchase obligations and in connection with related set-off rights; and

(k)Liens of sellers of goods to the Loan Parties arising under Article 2 of the UCC in effect in the relevant jurisdiction in the ordinary course of business, covering only the goods sold and covering only the unpaid purchase price for such goods and related expenses and in an aggregate amount not to exceed $100,000 outstanding at any time.

8.6 Restricted Payments. Pay or declare any Restricted Payments except that:
(a)Parent may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock;
(b) each Loan Party may declare and pay dividends ratably with respect to their Equity Interests;
(c) each Loan Party may make Permitted Tax Distributions;
(d)cash settlements in respect of the Convertible Notes, so long as: (i) the Required
Conditions are satisfied with respect to each such settlement on the date such settlement is made, or (ii) such settlements are made with the proceeds of Delayed Draw Term Loans (under and as defined in the Term Loan Agreement) and (1) any such settlements are completed substantially contemporaneously with receipt of such proceeds or (2) if settled at a later date, such settlements are made solely with funds from the Term Loan DDTL Proceeds Account;

(e)~~(d)~~ each Loan Party may make Restricted Payments (other than with ABL Priority
Collateral) if and to the extent the Required Conditions are satisfied with respect to each such payment on the date such payment is made; and

(f)~~(e)~~ Parent may make payments or deliveries in shares of its common stock and cash in lieu of fractional shares required by the terms of, and otherwise perform its obligations under, the Convertible Notes Indenture (including, without limitation, making payments of interest and principal thereon and/or making deliveries (other than in cash) due upon conversion thereof).

8.7 Certain Sinking Fund Payments. Make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:
(a)Payment of the Obligations;

(b)payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of subordinated Indebtedness or any other Indebtedness subject to an intercreditor agreement prohibited by the subordination provisions thereof or intercreditor agreement;
(c)refinancings of Indebtedness to the extent permitted by Section 8.4;

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(d)payment of secured Indebtedness out of the proceeds of any sale or transfer of the property or assets securing such Indebtedness;

(e) payments of Indebtedness with the net proceeds of an issuance of Equity Interests in Parent;
(f)payment of or in respect of the Term Loan Debt and Indebtedness or obligations secured by the ~~First Lien~~ Term Loan Documents ~~and Second Lien Term Loan Documents, as applicable~~as permitted by Section 8.13; and

(g)payments of ~~Debt~~other Indebtedness; provided that at the time of and immediately after giving effect to such payment, the Required Conditions are met.

8.8 Business. Engage, directly or indirectly, in a business other than the business which is being conducted on the Closing Date, wind up its business operations or cease substantially all, or any material portion, of its normal business operations, or suffer any material disruption, interruption or discontinuance of a material portion of its normal business operations.

8.9 Transactions With Affiliates. Directly, or indirectly, purchase, acquire or lease any property from, sell, transfer or lease any property to, enter into any contract do any of the foregoing with, or enter into any transaction or deal with an Affiliate of any (i) Loan Party or (ii) officer, director, manager, member or equity holder of any Loan Party, in each case other than:
(a)any Restricted Payment permitted by Section 8.6;
(b)the transactions described on Schedule 8.9 hereto and such other transactions that are entered into in the Ordinary Course of Business and on terms and conditions at least as favorable to such Loan Party as could reasonably be obtained by such Loan Party at that time in a comparable arm's-length transaction with a person other than an Affiliate; and
(c)transactions among Loan Parties not involving any other Affiliate.
Notwithstanding anything to the contrary contained herein, no transaction between any Mexican Guarantor and any other Loan Party or any other Affiliate shall be permitted hereunder unless (i) such transaction is not prohibited under the Maquila Services Agreement, (ii) such transaction is not otherwise prohibited hereunder or (iii) such transaction is consummated in the ordinary course of business or relates to the administration, overhead or other services provided by or on behalf of Horizon Americas.
8.10 Modifications to Governing Documents. Agree, consent, permit or otherwise undertake to amend or otherwise modify any of the terms or provisions of any Loan Party's Governing Documents, except for such amendments or other modifications required by applicable law or that are not materially adverse to the Lenders; provided, that any change to any jurisdiction of organization, or entering into any transaction which has the effect of changing any jurisdiction of organization, shall be made in compliance with Section 7.8.

8.11 Burdensome Restrictions.

(a)Enter into any covenant or other agreement that restricts or is intended to restrict it from pledging or granting a security interest in, mortgaging, assigning, encumbering or otherwise creating a Lien on any of its property, whether, real or personal, tangible or intangible, existing or hereafter

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acquired, in favor of Agent to secure the Obligations, other than in connection with any document or instrument governing Liens permitted pursuant to clause (a) or (l) of the definition of Permitted Liens, provided that, other than with respect to clause (l) of the definition of Permitted Liens, any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.

(b)Create or otherwise cause or suffer to exist or become effective any encumbrance or restriction (other than any Loan Document or any Term Loan Document) of any kind on the ability of any such Person to pay or make any dividends or distributions to any Loan Party, to pay any of the Obligations, to make loans or advances or to transfer any of its property or assets to any Loan Party.

8.12    Modifications to Term Loan Debt Documents. Without the prior written consent of the
Agent, amend, modify, change, waive, or obtain any consent, waiver or forbearance with respect to, any of the terms or provisions of any agreement, instrument, document, indenture, or other writing evidencing or concerning the Term Loan Debt (including the Term Loan Documents) in a manner which would be materially adverse to the Lenders or violates the Intercreditor Agreement, provided that (x) any amendment or modification which would have the effect of (i) any extension of maturity of any Indebtedness thereunder, (ii) any increase to the rates of interest payable thereunder to the extent such interest in payable only in kind and not in cash, and/or any reduction to the rates of interest payable thereunder in cash, (iii) any increase in the principal amount of the loans and advances outstanding thereunder and/or issuance of any commitments to make any future loans or advances thereunder and/or the funding of any additional loans or advances thereunder to the extent that interest on such additional principal and/or the principal amount of such future/additional loans are advances are payable only in kind and not in cash, shall not be adverse to the Lenders, and (y) any amendment or modification that provides for (i) any shortening of any scheduled maturity thereunder, or the addition of or increase to any mandatory prepayments thereunder, or any addition of or increase of any scheduled amortization payments thereunder ~~or~~, (ii) any increase in cash ~~interest rates~~“Applicable Rate” (as defined in the Term Loan Agreement) or similar terms thereunder (excluding the imposition of any default rates provided for therein on the Closing Date) ~~shall be deemed~~in excess of 2.5%, or (iii) changes or modifications to Section 6.11 of the Term Loan Agreement as it relates to the ABL Loan Documents, Section 6.01(a)(xx) of the Term Loan Agreement, or any other provisions that relate to the ABL Loan Documents shall be deemed materially adverse to the Lenders.
8.13    Term Loan Debt Payments.    Pay or make any payments (whether voluntary or
mandatory, or a prepayment, distribution, redemption, retirement, defeasance or acquisition) with respect to the Term Loan Debt other than (i) regularly scheduled payments of principal and interest and mandatory prepayments ~~permitted by the Intercreditor Agreement~~ and (ii) voluntary prepayments permitted by the Intercreditor Agreement or in connection with any Permitted Refinancing Indebtedness.
8.14    Hedging Agreements. Enter into any Hedging Agreement, other than Hedging
Agreements entered into in the Ordinary Course of Business and which are not speculative in nature to hedge or mitigate risks to which the Parent or any other Subsidiary is exposed in the conduct of its business or the management of its assets or liabilities (including Hedging Agreements that effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise).
8.15    Maquila Services Agreement. (i) Without the prior written consent of the Agent, agree, consent, permit or otherwise undertake to amend or otherwise modify any of the terms or provisions of the Maquila Services Agreement to the extent such amendment or modification would be materially adverse to the interests of the Agent or the Lenders, and (ii) in all other cases, agree, consent, permit or otherwise undertake to amend or otherwise modify any of the terms or provisions of the Maquila Services Agreement without two days’ prior written notice to the Agent.

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(a)Payment. If any Loan Party fails to pay to Agent, when due (i) any principal or (ii)
any interest payment or any other monetary Obligation required under this Agreement or any other Loan Document, and such failure shall continue unremedied for a period of two (2) Business Days;

(b)Breaches of Representations and Warranties.    If any warranty, representation,
statement, report or certificate made or delivered to Agent or any Lender by or on behalf of any Loan Party is untrue or misleading in any material respect (except where such warranty or representation is already qualified by Material Adverse Effect, materiality, dollar thresholds or similar qualifications, in which case such warranty or representation shall be accurate in all respects);

(c)Breaches of Covenants.
(i)If any Loan Party defaults in the due observance or performance of any covenant, condition or agreement contained in Section 6.1, 6.7, 7.2 (limited to the last sentence of Section 7.2), 7.8, 7.13, 7.14, 7.15, 7.18, 7.24, 7.25, 7.27, 7.28, 7.29, 7.30, 7.31, 7.32, 7.33, 7.34, 8 or 9;
or
(ii)If any Loan Party defaults in the due observance or performance of any covenant, condition or agreement contained in any provision of this Agreement or any other Loan Document and not addressed in clauses Sections 11.1(a), (b) or (c)(i), and the continuance of such default unremedied for a period of 25 days;

(d)Judgment.    If one or more judgments aggregating in excess of $1,000,000 is obtained against any Loan Party which remains unstayed for more than thirty (30) days or is enforced;

(e)Cross-Default. If any default occurs with respect to any Material Debt (other than the Obligations, the Term Loan Debt or the Subordinated Debt), including a “Fundamental Change” as defined in the Convertible Notes Indenture, of any Loan Party if (i) such default shall consist of the failure to pay such Indebtedness when due, whether by acceleration or otherwise or (ii) the effect of such default is to permit the holder, with or without notice or lapse of time or both, to accelerate the maturity of any such Indebtedness or to cause such Indebtedness to become due prior to the stated maturity thereof (without regard to the existence of any subordination or intercreditor agreements);
(f)Dissolution. The dissolution, termination of existence, insolvency or business failure or suspension or cessation of business as usual of any Loan Party (or of any general partner of any Loan Party if it is a partnership);
(g)Voluntary Bankruptcy or Similar Proceedings. If any Loan Party shall apply for or consent to the appointment of a receiver, trustee, custodian, visitador, conciliador, síndico or liquidator of it or any of its properties, admit in writing its inability to pay its debts as they mature, make a general assignment for the benefit of creditors, be adjudicated a bankrupt or insolvent or be the subject of an order for relief under the Bankruptcy Code or under any bankruptcy or insolvency law of a foreign jurisdiction, or file a voluntary petition in bankruptcy (solicitud de concurso mercantil), or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;
(h)Involuntary Bankruptcy or Similar Proceedings. The commencement of an involuntary case or other proceeding against any Loan Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar applicable law or

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seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or if an order for relief is entered against any Loan Party under any bankruptcy, insolvency or other similar applicable law as now or hereafter in effect; provided, that if such commencement of proceedings is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within sixty days after the commencement of such proceedings, though Agent and Lenders shall have no obligation to make Loans to or issue, or cause to be issued, Letters of Credit on behalf of, Borrowers during such forty-five day period or, if earlier, until such proceedings are dismissed;
(i)Revocation or Termination of Guaranty or Security Documents. The actual or attempted revocation or termination of, or limitation or denial of liability under, any guaranty of any of the Obligations, or any security document securing any of the Obligations, by any Loan Party;

(j)Subordinated Indebtedness.
(i)A Default or Event of Default (as such terms are defined in the Subordinated
Debt Documents) with respect to the Subordinated Debt or the occurrence of any condition or event that results in the Subordinated Debt becoming due prior to its scheduled maturity as of the Closing Date or permits any holder or holders of the Subordinated Debt or any trustee or agent on its or their behalf to cause the Subordinated Debt to become due, or require the prepayment, repurchase, redemption of defeasance thereof, prior to its scheduled maturity as of the Closing Date; or
(ii)If any Loan Party makes any payment on account of the Subordinated Debt or any Indebtedness or obligation which has been contractually subordinated to the Obligations other than payments which are not prohibited by the applicable subordination provisions pertaining thereto, or if any Person who has subordinated such Indebtedness or obligations attempts to limit or terminate any applicable subordination provisions pertaining thereto, in each case, including the Subordinated Debt Subordination Agreement;
(k)Term Loan Debt.    ~~A Default or~~An Event of Default (as such ~~terms are~~term is defined in the Term Loan Documents, in each case subject to applicable cure periods) occurs with respect to the Term Loan Debt or the occurrence of any condition or event that results in any portion of the Term Loan Debt becoming due prior to its scheduled maturity as of the Closing Date;
(l)Change of Control. A Change in Control;
(m)Maquila Services Agreement. The Maquila Services Agreement is terminated or ceases to be in full force and effect (other than any renewal thereof or any replacement thereof by a substantially similar agreement entered into by the parties to the Maquila Services Agreement substantially concurrently with such termination or cessation) or any Loan Party that is party to the Maquila Services Agreement defaults in any material respect in the due observance or performance of any covenant, condition or agreement contained in any provision thereof and such default continues unremedied for a period of five (5) days;
(n)Invalid Liens. Any Lien covering property having a book value or fair market value of $1,000,000 or more purported to be created under any Security Document shall cease to be, or shall be asserted in writing by any Loan Party not to be, a valid and perfected Lien on any Collateral, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of Agent’s failure to maintain possession (or the failure of Agent’s agent or designee, including without limitation the Term Loan Agent, as Agent’s agent for perfection

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